Exhibit 99(a)(1)(A)
OFFER TO PURCHASE FOR CASH
BY MVB FINANCIAL CORP.
OF UP TO $45,000,000 OF SHARES OF ITS COMMON STOCK
AT A PURCHASE PRICE NOT GREATER THAN $20.25 PER SHARE AND NOT LESS THAN $18.00 PER SHARE
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 18, 2020, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).
MVB Financial Corp. (“MVB,” the “Company,” “we,” “us,” or “our”) is offering to purchase shares of our common stock, par value $1.00 per share (the “Shares”), for cash up to an aggregate purchase price of $45,000,000, at a per Share price not greater than $20.25 and not less than $18.00, net to the tendering shareholder in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in this Offer to Purchase and in the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”).
Upon the terms and subject to the conditions of the Offer, promptly after the Expiration Date, we will determine a single price per Share (the “Purchase Price”), which will be not greater than $20.25 and not less than $18.00 per Share, that we will pay, subject to “odd lot” priority, proration and conditional tender provisions described in this Offer to Purchase, for Shares properly tendered at or below the Purchase Price in the Offer and not properly withdrawn, and accepted for payment, taking into account the number of Shares tendered pursuant to the Offer and the prices specified by the tendering shareholders. The Purchase Price will be the lowest price per Share (in increments of $0.25) of not greater than $20.25 and not less than $18.00 per Share, at which Shares have been properly tendered or have been deemed to be tendered in the Offer and not properly withdrawn, that will enable the Company to purchase the maximum number of Shares properly tendered in the Offer and not properly withdrawn having an aggregate purchase price not exceeding $45,000,000 (or, if the Offer is not fully subscribed, all Shares properly tendered at or below the Purchase Price and not properly withdrawn pursuant to the Offer). All Shares purchased in the Offer will be purchased at the same Purchase Price regardless of whether the shareholder tendered at a lower price. However, because of the “odd lot” priority, proration and conditional tender provisions described in this Offer to Purchase, it is possible that not all of the Shares tendered at or below the Purchase Price will be purchased if Shares having an aggregate purchase price in excess of $45,000,000 are properly tendered at or below the Purchase Price and not properly withdrawn. Shares tendered but not purchased in the Offer will be returned to the tendering shareholders at our expense promptly after the Expiration Date. We reserve the right, in our sole discretion, to change the per Share purchase price range, subject to applicable law.
In accordance with the rules of the Securities and Exchange Commission (“SEC”), in the event that Shares are validly tendered at or below the Purchase Price (and not validly withdrawn) having an aggregate purchase price of more than $45,000,000, we may exercise our right to purchase up to an additional 2% of our outstanding Shares without extending the Expiration Date. We also expressly reserve the right, in our sole discretion, to amend the Offer to purchase additional Shares, subject to applicable law. See Sections 1 and 14.
As of November 5, 2020, we had 11,792,599 outstanding Shares (and 1,923,065 Shares reserved for issuance upon vesting of restricted stock units (“RSUs”) and exercising of options). If the Offer is fully subscribed at a Purchase Price of $20.25, the maximum Purchase Price pursuant to the Offer, the completion of the Offer will result in the repurchase by MVB of 2,222,222 Shares, which would represent approximately 18.8% of our outstanding Shares, or 16.2% of our outstanding Shares on a fully diluted basis. If the Offer is fully subscribed at a Purchase Price of $18.00, the minimum Purchase Price pursuant to the Offer, the completion of the Offer will result in the repurchase by MVB of 2,500,000 Shares, which would represent approximately 21.2% of our outstanding Shares, or 18.2% of our outstanding Shares on a fully diluted basis.
The Offer is not conditioned on any minimum value of Shares being tendered. The Offer, however, is subject to the closing (the “Financing Condition”) of the private placement to certain institutional accredited investors (the “Notes Offering”) of at least $40,000,000 aggregate principal amount of Tier 2 qualifying subordinated notes (the “Notes”), and the other conditions to the Offer set forth herein. See Section 7, “Conditions of the Offer.” We expressly reserve the right, at any time or at various times, to waive any of the conditions of the Offer, in whole or in part. This Offer shall not constitute an offer to sell or the solicitation of an offer to buy the Notes in the Notes Offering.
The Shares are listed on the Nasdaq Capital Market (“Nasdaq”) and trade under the symbol “MVBF”.
On November 16, 2020, the last full trading day before we commenced the Offer, the last reported sale price of the Shares on the Nasdaq was $18.50 per Share, which is above the $18.00 per Share lower end of the price range for the Offer. It is possible that the Purchase Price could be below the last reported sale price of the Shares on the last full trading day before the Company commenced the Offer or on the Expiration Date. You are recommended to obtain current market quotations for the Shares before deciding whether to tender your Shares.
If you have questions or need assistance, you should contact Georgeson LLC, the information agent for the Offer (the “Information Agent”) or Raymond James & Associates, Inc., the dealer manager for the Offer (the “Dealer Manager”), at their respective addresses and telephone numbers set forth on the back cover of this Offer to Purchase. If you require additional copies of this Offer to Purchase, the related Letter of Transmittal, the related Notice of Guaranteed Delivery or other related materials, you should contact the Information Agent.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of this transaction or passed upon the merits or fairness of such transaction or passed upon the adequacy or accuracy of the information contained in this Offer to Purchase. Any representation to the contrary is a criminal offense.
The Dealer Manager for the Offer is:
Raymond James & Associates, Inc.
Offer to Purchase dated November 17, 2020

IMPORTANT
OUR BOARD OF DIRECTORS HAS AUTHORIZED US TO MAKE THE OFFER. HOWEVER, NONE OF THE COMPANY, THE MEMBERS OF OUR BOARD OF DIRECTORS, THE DEALER MANAGER, THE INFORMATION AGENT OR COMPUTERSHARE TRUST COMPANY, N.A., THE DEPOSITARY FOR THE OFFER (THE “DEPOSITARY”), MAKES ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR SHARES OR AS TO ANY PRICE AT WHICH YOU MIGHT TENDER SHARES. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND AT WHAT PRICE OR PRICES TO TENDER. PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE OFFER, YOU SHOULD READ CAREFULLY THE INFORMATION IN THIS OFFER TO PURCHASE AND IN THE RELATED LETTER OF TRANSMITTAL, INCLUDING THE PURPOSES AND EFFECTS OF THE OFFER. SEE SECTION 2. YOU SHOULD DISCUSS WHETHER TO TENDER YOUR SHARES WITH YOUR BROKER, IF ANY, OR OTHER FINANCIAL OR TAX ADVISOR.
Our directors and executive officers are not permitted to participate in the Offer but may, in compliance with stock ownership guidelines and internal compliance requirements, sell their shares in open market transactions after the Offer has terminated, at prices that may or may not be more favorable than the Purchase Price to be paid in the Offer. Our other employees, including officers who are not executive officers, are permitted to participate in the Offer on the same terms as other shareholders and may do so in their discretion, subject to the Company’s internal compliance requirements.
Summary of Procedures for Tendering your Shares.
If you want to tender all or part of your Shares, you must do one of the following before 5:00 p.m., New York City time, on December 18, 2020, or any later time and date to which the Offer may be extended:
•
if your Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, contact your broker, dealer, commercial bank, trust company or other nominee and have such nominee tender your Shares for you;

•
if you hold Shares in your own name, complete and sign a Letter of Transmittal, according to the instructions to the Letter of Transmittal and deliver it, together with any required signature guarantees, certificates for your Shares and any other documents required by the Letter of Transmittal, to Computershare Trust Company, N.A., the Depositary; and

•
if you are an institution participating in The Depository Trust Company (“DTC”), tender your Shares according to the procedure for book-entry transfer described in Section 3.

If you want to tender your Shares but, to the extent applicable to you, (a) the certificates for your Shares are not immediately available or cannot be delivered to the Depositary by the Expiration Date, (b) you cannot comply with the procedure for book-entry transfer by the Expiration Date or (c) your other required documents cannot be delivered to the Depositary by the Expiration Date, you may still tender your Shares if you comply with the guaranteed delivery procedure described in Section 3.
Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadline for participation in the Offer. Accordingly, beneficial owners wishing to participate in the Offer should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the Offer.
If you wish to maximize the chance that your Shares will be purchased by us, you should check the box captioned “Shares Tendered at Price Determined under the Offer” in the section of the Letter of Transmittal titled “Price (in Dollars) per Share at Which Shares Are Being Tendered.” If you agree to accept the Purchase Price determined in the Offer, your Shares will be deemed to be tendered at the minimum price of $18.00 per Share. You should understand that this election may effectively lower the Purchase Price paid for all purchased Shares in the Offer and could result in your Shares being purchased at the minimum price of $18.00 per Share. The lower end of the price range for the Offer is below the closing market price for the

Shares on November 16, 2020, the last full trading day before we commenced the Offer, when the closing market price on the Nasdaq was $18.50.
Shareholders properly tendering Shares at $18.00 per Share (the minimum Purchase Price pursuant to the Offer) can reasonably expect to have at least a portion of such Shares purchased at the Purchase Price if any Shares are purchased pursuant to the Offer (subject to the provisions relating to “odd lot” priority).
TO PROPERLY TENDER SHARES, OTHER THAN SHARES REGISTERED IN THE NAME OF A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE, YOU MUST COMPLETE AND SIGN THE RELATED LETTER OF TRANSMITTAL, INCLUDING THE SECTION CAPTIONED “PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED.”
WE ARE NOT MAKING THE OFFER TO, AND WILL NOT ACCEPT ANY TENDERED SHARES FROM, SHAREHOLDERS IN ANY JURISDICTION WHERE IT WOULD BE ILLEGAL TO DO SO, PROVIDED THAT WE WILL COMPLY WITH THE REQUIREMENTS OF RULE 13e-4(f)(8) PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE “EXCHANGE ACT”). HOWEVER, WE MAY, AT OUR DISCRETION, TAKE ANY ACTIONS NECESSARY FOR US TO MAKE THE OFFER TO SHAREHOLDERS IN ANY SUCH JURISDICTION. IN ANY JURISDICTION THE SECURITIES OR BLUE SKY LAWS OF WHICH REQUIRE THE TENDER OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE TENDER OFFER IS BEING MADE ON OUR BEHALF BY THE DEALER MANAGER OR ONE OR MORE REGISTERED BROKERS OR DEALERS, WHICH ARE LICENSED UNDER THE LAWS OF SUCH JURISDICTION.
SUBJECT TO APPLICABLE LAW (INCLUDING RULE 13e-4(d)(2) UNDER THE EXCHANGE ACT, WHICH REQUIRES THAT MATERIAL CHANGES IN THE TENDER OFFER BE PROMPTLY DISSEMINATED TO SECURITY HOLDERS IN A MANNER REASONABLY DESIGNED TO INFORM THEM OF SUCH CHANGES), DELIVERY OF THIS OFFER TO PURCHASE SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS OFFER TO PURCHASE IS CORRECT AS OF ANY TIME AFTER THE DATE OF THIS OFFER TO PURCHASE OR THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION INCLUDED OR INCORPORATED BY REFERENCE HEREIN OR IN OUR AFFAIRS SINCE THE DATE HEREOF.
WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR SHARES. WE ARE PROVIDING YOU ONLY WITH INFORMATION CONTAINED IN THIS OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL. WE HAVE NOT AUTHORIZED ANYONE TO MAKE ANY RECOMMENDATION OR REPRESENTATION OR GIVE ANY OTHER INFORMATION TO YOU. YOU MUST NOT RELY UPON SUCH RECOMMENDATION, INFORMATION OR REPRESENTATION AS HAVING BEEN AUTHORIZED BY US, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY.
Questions and requests for assistance may be directed to Georgeson LLC, the Information Agent for the Offer, and the Dealer Manager for the Offer, in each case at their respective telephone numbers and addresses set forth on the back cover of this Offer to Purchase. You may request additional copies of this Offer to Purchase, the Letter of Transmittal, Notice of Guaranteed Delivery and other Offer documents from the Information Agent at its telephone numbers and address on the back cover of this Offer to Purchase.

i

SUMMARY TERM SHEET
We are providing this summary term sheet for your convenience. This summary highlights certain material information from this Offer to Purchase, but it does not describe the Offer to the same extent as described elsewhere in this Offer to Purchase. To understand the Offer fully and for a more complete description of the terms of the Offer, you should read carefully this entire Offer to Purchase, the Letter of Transmittal and the other documents that constitute part of the Offer. We have included references to the sections of this Offer to Purchase where you will find a more complete description of the topics in this summary.
Who is offering to purchase Shares?
The issuer of the Shares, MVB Financial Corp., is offering to purchase your Shares. See Section 1.
How many Shares is MVB offering to purchase?
We are offering to purchase, at the Purchase Price, Shares properly tendered in the Offer and not properly withdrawn up to a maximum aggregate purchase price of $45,000,000. Because the Purchase Price will be determined after the Expiration Date, the exact number of Shares that will be purchased will not be known until after that time.
As of November 5, 2020, we had 11,792,599 outstanding Shares (and 1,923,065 Shares reserved for issuance upon vesting of RSUs and exercising of options). If the Offer is fully subscribed at a Purchase Price of $20.25, the maximum Purchase Price pursuant to the Offer, the completion of the Offer will result in the repurchase by MVB of 2,222,222 Shares, which would represent approximately 18.8% of our outstanding Shares, or 16.2% of our outstanding Shares on a fully diluted basis. If the Offer is fully subscribed at a Purchase Price of $18.00, the minimum Purchase Price pursuant to the Offer, the completion of the Offer will result in the repurchase by MVB of 2,500,000 Shares, which would represent approximately 21.2% of our outstanding Shares, or 18.2% of our outstanding Shares on a fully diluted basis. See Section 2.
In addition, in the event that Shares are validly tendered at or below the Purchase Price (and not validly withdrawn) having an aggregate purchase price of more than $45,000,000, we may exercise our right to purchase up to an additional 2% of our outstanding Shares without extending the Expiration Date. We also expressly reserve the right, in our sole discretion, to amend the Offer to purchase additional Shares, subject to applicable law. See Sections 1 and 14.
What will be the Purchase Price for the Shares and what will be the form of payment?
We are conducting this Offer by means of a procedure commonly called a “modified Dutch auction.” This procedure allows you to select the price, within a price range specified by us, at which you are willing to sell your Shares or to tender your Shares at the Purchase Price determined pursuant to the Offer. We are offering to purchase Shares for cash up to $45,000,000, at a per share price not greater than $20.25 and not less than $18.00, net to the tendering shareholder in cash, less any applicable withholding taxes and without interest, on the terms and subject to the conditions described in this Offer to Purchase and the related Letter of Transmittal. Promptly after the Expiration Date, which is 5:00 p.m., New York City time, on December 18, 2020, unless the Offer is extended or withdrawn, we will, on the terms and subject to the conditions described in the Offer, determine the single per-Share Purchase Price, which will be not greater than $20.25 and not less than $18.00 per Share, that we will pay, subject to “odd lot” priority, proration and conditional tender provisions, for Shares properly tendered at or below the Purchase Price in the Offer and not properly withdrawn, and accepted for payment, taking into account the number of Shares tendered pursuant to the Offer and the prices specified by the tendering shareholders.
The Purchase Price will be the lowest price per Share (in increments of $0.25) of not greater than $20.25 and not less than $18.00 per Share, at which Shares have been properly tendered or have been deemed to be tendered in the Offer and not properly withdrawn, that will enable the Company to purchase the maximum number of Shares properly tendered in the Offer and not properly withdrawn having an aggregate purchase price not exceeding $45,000,000 (or, if the Offer is not fully subscribed, all Shares properly tendered at or below the Purchase Price and not properly withdrawn pursuant to the Offer).

All Shares purchased in the Offer will be purchased at the same Purchase Price regardless of whether the shareholder tendered at a lower price. However, because of the “odd lot” priority, proration and conditional tender provisions described in this Offer to Purchase, it is possible that not all of the Shares tendered at or below the Purchase Price will be purchased if Shares having an aggregate purchase price in excess of $45,000,000 are properly tendered at or below the Purchase Price and not properly withdrawn. No Shares tendered above the Purchase Price will be purchased pursuant to the Offer.
If you wish to maximize the chance that your Shares will be purchased by us, you should check the box captioned “Shares Tendered at Price Determined under the Offer” in the section of the Letter of Transmittal titled “Price (in Dollars) Per Share at Which Shares Are Being Tendered.” If you agree to accept the purchase price determined in the Offer, your Shares will be deemed to be tendered at the minimum price of $18.00 per Share. You should understand that this election may effectively lower the purchase price paid for all purchased Shares in the Offer and could result in your Shares being purchased at the minimum price of $18.00 per Share. The lower end of the price range for the Offer is below the closing market price for the Shares on November 16, 2020, the last full trading day before we commenced the Offer, when the closing market price on the Nasdaq was $18.50.
We will publicly announce the Purchase Price promptly after we have determined it. On the terms and subject to the conditions of the Offer (including the “odd lot” priority, proration and conditional tender provisions), as promptly as practicable following the Expiration Date, we will pay the Purchase Price in cash, less any applicable withholding taxes and without interest, to all shareholders who have properly tendered (and have not properly withdrawn) their Shares that have been accepted for payment at prices equal to or less than the Purchase Price. See Section 1.
Shareholders are recommended to obtain current market quotations for the Shares before deciding whether and at what price or prices to tender their Shares. See Section 8.
What is the purpose of the Offer?
We believe that the repurchase of Shares pursuant to the Offer is consistent with our long-term goal of maximizing shareholder value and our prior disclosures concerning potential uses for our capital. The Company has continued and is continuing to refine its business plans and invest in financial technology, with anticipated continued growth in this sector, although such investment will increase our cost and could decrease our earnings as this business line is being developed. This focus has led the Company to invest in new innovative strategies to provide independent banking to corporate clients throughout the United States by leveraging recent investments in financial technology and banking as a service. While the Offer provides shareholders with an opportunity to obtain liquidity with respect to all or a portion of their Shares, without the usual transaction costs associated with market sales, the Offer also provides investors who do not wish to hold Shares an opportunity to divest their ownership, given the Company’s strategic movement toward financial technology and banking as a service. In addition, shareholders who wish to achieve a greater percentage of equity ownership in the Company will be able to do so by not tendering their Shares in the Offer, and, if the Company completes the Offer, will therefore have a greater percentage ownership in the Company and its future earnings and assets, while also bearing the attendant risks associated with owning Shares, including the Company’s movement into financial technology and banking as a service. This capital return and the funding of the same through the Notes Offering has received a “non-objection” from the Federal Reserve Bank of Richmond.
We continue to explore other options for returning additional common equity to our shareholders, including any amounts not tendered in this Offer, on or before December 31, 2021. Other options may include dividends and/or share repurchases, including through our existing stock repurchase program, though the manner and timing of any additional capital return has not yet been determined. MVB will take into account our results of operations, financial position and capital requirements, general business conditions and other factors we deem relevant, in determining whether, when and how to make any subsequent capital return. See “Other Share Repurchases and Means of Returning Excess Capital to Shareholders,” below. In determining to proceed with the Offer, our executive management and our Board of Directors evaluated the Company’s operations, financial condition, capital needs, regulatory requirements, strategy and expectations for the future and believe that the Offer is a prudent use of our financial resources. See Section 2.

We believe that the “modified Dutch auction” tender offer set forth in this Offer to Purchase represents an efficient mechanism to provide our shareholders with the opportunity to tender all or a portion of their Shares at a premium over recent trading prices for the Shares. The Offer provides shareholders with an opportunity to obtain liquidity with respect to all or a portion of their Shares without the potential disruption to the Share price that can result from open market sales. If the Company completes the Offer, shareholders who choose not to tender will own, and shareholders who retain an equity interest in MVB as a result of a partial or conditional tender of Shares or proration may own, a greater percentage ownership of our outstanding Shares following the consummation of the Offer. Following consummation of the Offer, shareholders retaining an equity interest in the Company may also face reduced trading liquidity. See Section 2.
Where shares are tendered by the registered owner of those shares directly to the Depositary, the sale of those shares in the Offer may permit the tendering shareholder to avoid the usual transaction costs associated with open market sales. Furthermore, Odd Lot Holders, as defined in Section 1, who hold Shares registered in their names and tender their Shares directly to the Depositary and whose Shares are purchased in the Offer will avoid any applicable odd lot discounts that might otherwise be payable on sales of their Shares. See Sections 1 and 2.
What is the accounting treatment of the Offer?
The accounting for our purchase of Shares in the Offer will result in a reduction of our shareholders’ equity in an amount equal to the aggregate purchase price of the Shares we purchase, an increase of our borrowings in an amount equal to the aggregate principal amount of the Notes issued in the Notes Offering, and a corresponding reduction in cash and cash equivalents. See Section 2.
Following the tender offer, will the Company continue as a public company?
Yes. The completion of the Offer in accordance with its terms and conditions will not cause the Company to be delisted from the Nasdaq or to stop being subject to the periodic reporting requirements of the Exchange Act. See Section 2.
How long do I have to tender my Shares?
You may tender your Shares until the Expiration Date. The Offer will expire at 5:00 p.m., New York City time, on December 18, 2020, unless we extend or terminate the Offer. We may choose to extend the Offer, in our sole discretion, at any time on or prior to 9:00 a.m., New York City time, on the business day immediately following the previously scheduled Expiration Date. We cannot assure you, however, that we will extend the Offer or, if we extend it, for how long. See Sections 1 and 14.
If a broker, dealer, commercial bank, trust company or other nominee holds your Shares, it is likely that they have an earlier deadline for accepting the Offer. We recommend that you contact the broker, dealer, commercial bank, trust company or other nominee holding your Shares to find out their deadline. See Section 3.
Can the Offer be extended, amended or terminated and, if so, under what circumstances?
Yes. We may extend or amend the Offer in our sole discretion, subject to applicable law. If we extend the Offer, we will delay the acceptance of any Shares that have been tendered. We can also terminate the Offer under certain circumstances. See Sections 7 and 14.
How will I be notified if the Offer is extended or amended?
If the Offer is extended, we will make a public announcement of the extension no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled Expiration Date. We will announce any amendment to the Offer by making a public announcement of the amendment. See Section 14. If we extend the Offer, you may withdraw your Shares until the Expiration Date, as extended. See Section 4.
Are there any conditions to the Offer?
Yes. Our obligation to accept for payment and pay for tendered Shares depends upon a number of conditions that must be satisfied or waived by us, on or prior to the Expiration Date. We will not be required to accept for payment and pay for tendered Shares if:
•
the Financing Condition is not satisfied, or

•
any of the following events occur (or shall have been reasonably determined by us to have occurred):

•
any legal action, judgment, decree, injunction or order (preliminary, permanent or otherwise) shall have been instituted, threatened in writing, pending or taken that challenges or affects the Offer or could reasonably be expected to materially and adversely affect our or our subsidiaries’ business, properties, assets, liabilities, capitalization, shareholders’ equity, condition (financial or otherwise), operations, results of operations or prospects or otherwise materially impair the contemplated future conduct of our or our subsidiaries’ business or our ability to purchase some or all of the Shares in the Offer;

•
any statute, rule or regulation shall have been adopted or promulgated (in preliminary or final form) or there is any formal or internal interpretation of any statute, rule or regulation that affects or could reasonably be expected to materially and adversely affect our or our subsidiaries’ business, properties, assets, liabilities, capitalization, shareholders’ equity, condition (financial or otherwise), operations, results of operations or prospects or otherwise materially impair the contemplated future conduct of our or our subsidiaries’ business or our ability to purchase some or all of the Shares in the Offer;

•
any general suspension of trading in, or general limitation on prices for, securities on any national securities exchange or in the over-the-counter markets in the United States or the declaration of a banking moratorium or any suspension or limitation of payment in respect of banks in the United States shall have occurred;

•
any changes in the general political, market, economic or financial conditions that could reasonably be expected to materially and adversely affect our or our subsidiaries’ business, properties, assets, liabilities, capitalization, shareholders’ equity, condition (financial or otherwise), operations, results of operations or prospects, or otherwise materially impair the contemplated future conduct of our or our subsidiaries’ business, shall have occurred;

•
any commencement of a war, armed hostilities or other national or international calamity, including, but not limited to, an act of terrorism, shall have occurred directly or indirectly involving the United States on or after November 16, 2020, or any material escalation, on or after November 16, 2020, of any war or armed hostilities that had commenced prior to November 16, 2020, shall have occurred;

•
in the case of any of the matters described in the preceding three bullets existing at the time of the announcement of the Offer, as applicable, any material acceleration or worsening thereof;

•
any decrease of more than 10% in the market price for the Shares on the Nasdaq or in the general level of market prices for equity securities in the Dow Jones Industrial Average, New York Stock Exchange Index, Nasdaq Composite Index or the Standard & Poor’s 500 Composite Index measured from the close of trading on November 16, 2020, shall have occurred;

•
any person shall have commenced, proposed, announced, made or have publicly disclosed a tender or exchange offer (other than the Offer), merger, acquisition, business combination or other similar transaction involving us or any of our subsidiaries or we shall have entered into a definitive agreement or an agreement in principle with any person with respect to a merger, acquisition, business combination or other similar transaction, other than in the ordinary course of business;

•
any person (including a group (as such term is used in Section 13(d)(3) of the Exchange Act)) shall have acquired or proposed to acquire beneficial ownership of more than 5% of our outstanding Shares (other than anyone who publicly disclosed such ownership in a filing with the SEC before November 16, 2020);

•
any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) that has made such a filing before November 16, 2020 shall have acquired or publicly announced its proposal to acquire additional Shares representing 2% or more of our Shares outstanding at the time of such acquisition or public announcement;

•
any new group (as such term is used in Section 13(d)(3) of the Exchange Act) shall have been formed, on or after November 16, 2020, that beneficially owns more than 5% of our outstanding Shares;

•
any person, entity or group shall have filed an Interagency Notice of Change in Control with the Board of Governors of the Federal Reserve System pursuant to the Change in Bank Control Act, as amended, reflecting an intent to acquire us or any Shares, or made a public announcement reflecting an intent to take any such action;

•
Standard & Poor’s or Kroll shall have downgraded or withdrawn the rating accorded to the Company; and/or

•
any material adverse change in our and our subsidiaries’ business, properties, assets, liabilities, capitalization, shareholders’ equity, condition (financial or otherwise), operations, results of operations or prospects, in our reasonable judgment, shall have occurred.

For a more detailed discussion of these and other conditions to the Offer, please see Section 7.
How will the Offer affect the number of Shares outstanding and the number of record holders of MVB?
As of November 5, 2020, we had 11,792,599 outstanding Shares (and 1,923,065 Shares reserved for issuance upon the vesting of RSUs and exercising of options). If the Offer is fully subscribed at a Purchase Price of $20.25, the maximum Purchase Price pursuant to the Offer, the completion of the Offer will result in the repurchase by MVB of 2,222,222 Shares, which would represent approximately 18.8% of our outstanding Shares, or 16.2% of our outstanding Shares on a fully diluted basis. If the Offer is fully subscribed at a Purchase Price of $18.00, the minimum Purchase Price pursuant to the Offer, the completion of the Offer will result in the repurchase by MVB of 2,500,000 Shares, which would represent approximately 21.2% of our outstanding Shares, or 18.2% of our outstanding Shares on a fully diluted basis.
If any of our shareholders who:
•
hold Shares in their own name as holders of record, or

•
are “registered holders” as participants in DTC’s system whose names appear on a security position listing,

tender their Shares in full and that tender is accepted in full, the number of our record holders would be reduced. See Section 2.
Shareholders who do not have their Shares purchased in the Offer will realize a proportionate increase in their relative ownership interest in the Company. See Section 2. In addition, any subsequent return of common equity to our shareholders will provide value to shareholders who do not wish to tender.
How do I tender my Shares?
If you want to tender all or a portion of your Shares, you must do one of the following before 5:00 p.m., New York City time, on December 18, 2020, or any later time and date to which the Offer may be extended:
•
If you hold your Shares in a brokerage account or otherwise through a broker, dealer, commercial bank, trust company or other nominee (i.e., in “street name”), you must contact your broker, dealer, commercial bank, trust company or other nominee if you wish to tender your Shares (shareholders should note that if a broker, dealer, commercial bank, trust company or other nominee holds your Shares, it is likely that they have an earlier deadline for accepting the Offer and hence we recommend that you contact the broker, dealer, commercial bank, trust company or other nominee holding your Shares to find out their deadline);

•
If you hold your certificates registered in your own name, you must complete and sign a Letter of Transmittal according to the instructions to the Letter of Transmittal and deliver it, together with any required signature guarantees, the certificates for your Shares and any other documents required by the Letter of Transmittal, to the Depositary before 5:00 p.m., New York City time, on December 18, 2020, or such later time and date to which we may extend the Offer; and

•
If you are an institution participating in DTC, you must tender your Shares according to the procedure for book-entry transfer described in Section 3.

If you want to tender your Shares, but:
•
the certificates for your Shares are not immediately available or cannot be delivered to the Depositary by the Expiration Date,

•
you cannot comply with the procedure for book-entry transfer by the Expiration Date, or

•
your other required documents cannot be delivered to the Depositary by the Expiration Date,

you can still tender your Shares if you comply with the guaranteed delivery procedure described in Section 3.
You may contact the Information Agent, the Dealer Manager or your broker, dealer, commercial bank, trust company or other nominee for assistance. The contact information for the Information Agent and the Dealer Manager is on the back cover page of this Offer to Purchase. See Section 3 and the instructions to the Letter of Transmittal.
May holders of restricted stock units, performance share units or other restricted equity awards participate in the Offer?
Holders of restricted stock units, performance share units or other restricted equity interests may not tender Shares represented by such interests unless and until they are fully vested or the restrictions on such awards have lapsed and have settled in Shares prior to the Expiration Date. As described below, our directors and executive officers are not allowed to participate in the Offer.
May I tender only a portion of the Shares that I hold?
Yes. You do not have to tender all or any minimum amount of the Shares that you own to participate in the Offer. However, to qualify for the priority in case of proration, an Odd Lot Holder must tender all Shares owned by any such Odd Lot Holder, as described in Section 1.
How do I withdraw Shares previously tendered?
You must deliver on a timely basis a written notice of your withdrawal to the Depositary at the address appearing on the back cover page of this Offer to Purchase. Your written notice of withdrawal must specify your name, the number of Shares to be withdrawn and the name of the registered holder of such Shares. If you have used more than one Letter of Transmittal or have otherwise tendered Shares in more than one group of Shares, you may withdraw Shares using either separate notices of withdrawal or a combined notice of withdrawal, so long as the required information is included. Some additional requirements apply if your Shares have been tendered under the procedure for book-entry transfer set forth in Section 3. If you have tendered your Shares by giving instructions to a broker, dealer, commercial bank, trust company or other nominee, you must instruct the nominee to arrange for the withdrawal of your Shares. See Section 4.
Until what time can I withdraw previously tendered Shares?
You may withdraw your tendered Shares at any time before 5:00 p.m., New York City time, on December 18, 2020, or such later time and date to which we may extend the Offer. In addition, unless we have already accepted your tendered Shares for payment, you may withdraw your tendered Shares at any time after 5:00 p.m., New York City time, on December 18, 2020. See Section 4.
What happens if the number of Shares tendered in the Offer would result in an aggregate purchase price of more than $45,000,000?
Upon the terms and subject to the conditions of the Offer, if the number of Shares properly tendered at or below the Purchase Price and not properly withdrawn prior to the Expiration Date would result in an aggregate purchase price of more than $45,000,000, we will purchase Shares in the following order of priority:
•
First, we will purchase all odd lots of less than 100 Shares from shareholders who properly tender all of their Shares at or below the Purchase Price and who do not properly withdraw them before the

Expiration Date (tenders of less than all of the Shares owned, beneficially or of record, by any such Odd Lot Holder will not qualify for this preference) (the “Preferred Odd Lots”);
•
Second, after purchasing all the Preferred Odd Lots that were properly tendered at or below the Purchase Price and not properly withdrawn, we will purchase Shares from all other shareholders who properly tender Shares at or below the Purchase Price and who do not properly withdraw them before the Expiration Date (except for shareholders who tendered Shares at or below the Purchase Price conditionally for which the condition was not satisfied), on a pro rata basis, with appropriate adjustments to avoid purchases of fractional Shares, until we have purchased Shares having an aggregate purchase price of $45,000,000 (or such greater amount as we may elect to purchase, subject to applicable law); and

•
Third, only if necessary to permit us to purchase Shares having an aggregate purchase price of $45,000,000 (or such greater amount as we may elect to purchase, subject to applicable law), we will purchase Shares from shareholders who have properly tendered Shares at or below the Purchase Price conditionally (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, shareholders whose Shares are conditionally tendered at or below the Purchase Price must have properly tendered all of their Shares at or below the Purchase Price and not properly withdrawn them before the Expiration Date.

Therefore, it is possible that we will not purchase all of the Shares that you tender even if you tender them at or below the final Purchase Price. See Sections 1 and 6.
If I own fewer than 100 Shares and I tender all of my Shares, will I be subject to proration?
If you own, beneficially or of record, fewer than 100 Shares in the aggregate, you properly tender all of these Shares at or below the Purchase Price and do not properly withdraw them before the Expiration Date, and you complete the section entitled “Odd Lots” in the Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery, we will purchase all of your Shares without subjecting them to the proration procedure, upon the terms and subject to the conditions of the Offer. See Section 1.
Has MVB or its Board of Directors adopted a position on the Offer?
Our Board of Directors has authorized us to make the Offer. However, none of MVB, the members of our Board of Directors, the Dealer Manager, the Information Agent or the Depositary makes any recommendation to you as to whether to tender or refrain from tendering your Shares or as to any price at which you might tender Shares. You must make your own decision as to whether to tender your Shares and, if so, how many Shares to tender and at what price or prices to tender. Prior to making any decision with respect to the Offer, you should read carefully the information in this Offer to Purchase and the Letter of Transmittal, including our reasons for making the Offer. See Section 2.
Do MVB’s directors or executive officers intend to tender their Shares in the Offer?
Our directors and executive officers are not permitted to participate in the Offer, but may, in compliance with stock ownership guidelines and internal compliance requirements, sell their shares in open market transactions after the Offer has terminated, at prices that may or may not be more favorable than the Purchase Price to be paid in the Offer. Our other employees, including officers who are not executive officers, are permitted to participate in the Offer on the same terms as other shareholders and may do so in their discretion, subject to the Company’s internal compliance requirements. See Section 11.
Does MVB intend to repurchase any Shares other than pursuant to the Offer during or after the Offer?
Rule 13e-4(f) under the Exchange Act prohibits us from purchasing any Shares, other than in the Offer, until at least ten business days have elapsed after the Expiration Date. Accordingly, any additional purchases outside the Offer may not be consummated until at least ten business days have elapsed after the Expiration Date.
We continue to explore other options for returning additional common equity to our shareholders on or before December 31, 2021, though the manner and timing of any additional capital return has not yet been determined. After completing the Offer, we may consider from time to time various means of returning additional excess capital to shareholders, including dividends and/or share repurchases, such as through our existing stock repurchase program, open market purchases, tender offers, privately negotiated transactions and/or accelerated share repurchases, after taking into account our results of operations, financial position and capital requirements, general business conditions, legal, tax and regulatory constraints or restrictions, any contractual restrictions and other factors we deem relevant. See Section 2.
What will happen if I do not tender my Shares?
If the Offer is completed, shareholders who choose not to tender will own a greater percentage of ownership of our outstanding Shares following the consummation of the Offer. See Section 2.
If the Offer is completed, it may also present some potential risks and disadvantages to us and our continuing shareholders, including the following:
•
as a result of the Offer, our liquidity will be reduced by the cash paid out and our borrowings will be increased in an amount equal to the aggregate principal amount of the Notes issued in the Notes Offering; and

•
the Offer will reduce our “public float” (the number of Shares owned by non-affiliate shareholders and available for trading in the securities markets). There can be no assurance that this reduction in our public float will not result in lower prices for our common stock or reduced liquidity in the trading market for our common stock following completion of the Offer.

Shareholders may be able to sell non-tendered Shares in the future on the Nasdaq or otherwise, at a net price higher or lower than the Purchase Price. We can give no assurance, however, as to the price at which a shareholder may be able to sell such Shares in the future. In addition, any subsequent return of common equity to our shareholders will provide value to shareholders who do not wish to tender.
When and how will MVB pay for the Shares I tender that are accepted for payment?
We expect to use the net proceeds from the Notes Offering and cash and cash equivalents to fund the Share purchases in the Offer, and to pay related fees and expenses. The Offer is contingent upon the closing of the Notes Offering. We cannot assure you that the Notes Offering will be completed. Subject to Rule 14e-1(c) under the Exchange Act, if the Notes Offering is not completed, we will not be required to accept for purchase, or to pay for, any Notes. The Offer to Purchase and the accompanying Letter of Transmittal are not an offer to sell or a solicitation of an offer to buy the Notes in the Notes Offering.
We will pay the Purchase Price, net to the tendering shareholder in cash, less any applicable withholding taxes and without interest, for the Shares we purchase promptly after the Expiration Date and the acceptance of the Shares for payment. We will announce the preliminary results of the Offer, including the preliminary information about any expected proration, on the business day following the Expiration Date. We do not expect, however, to announce the final results of any proration or the Purchase Price and begin paying for tendered Shares until approximately four business days after the Expiration Date, assuming that Shares are tendered by use of the procedures for guaranteed delivery. We will pay for the Shares accepted for payment by depositing the aggregate Purchase Price with the Depositary after the Expiration Date. The Depositary will transmit to you the payment for all of your Shares accepted for payment or the Depositary will pay DTC for your Shares if they are held through DTC. DTC will allocate funds appropriately to the DTC participant through which you hold your Shares for payment of tendered Shares. See Section 5.
What is the recent market price for the Shares?
On November 16, 2020, the last full trading day before we commenced the Offer, the last reported sale price of the Shares on the Nasdaq was $18.50 per Share, which is above the lower end of the price range for the Offer. You are recommended to obtain current market quotations for the Shares before deciding whether to tender your Shares. See Section 8.
Will I have to pay brokerage fees and commissions if I tender my Shares?
If you are a holder of record of your Shares and you tender your Shares directly to the Depositary, you will not incur any brokerage fees or commissions. If you hold your Shares through a broker, dealer, commercial bank, trust company or other nominee and your broker tenders Shares on your behalf, your broker may charge you a fee for doing so. We recommend that you consult your broker, dealer, commercial bank, trust company or other nominee to determine whether any charges will apply. See Section 5.
What are the United States federal income tax consequences if I tender my Shares?
If you are a U.S. Holder (as defined in Section 13), the receipt of cash for your tendered Shares generally will be treated for United States federal income tax purposes either as (a) a sale or exchange eligible for capital gain or loss treatment or (b) a distribution in respect of our stock, depending on the circumstances. See Section 13. If you are a Non-U.S. Holder (as defined in Section 13), the payment of cash for your tendered Shares may be subject to United States federal income tax withholding at a 30% rate unless one of certain exemptions applies. We recommend that you consult your own tax advisor to determine the consequences to you of participating in the Offer, including the applicability of any state, local or non-U.S. tax laws. See Sections 3 and 13.
Will I have to pay stock transfer tax if I tender my Shares?
If you instruct the Depositary in the Letter of Transmittal to make the payment for the Shares to you as the registered holder, you will not incur any stock transfer tax. See Section 5.
If payment of the Purchase Price is to be made to, or (in the circumstances permitted by the Offer) Shares tendered but not purchased in the Offer are to be registered in the name of, any person other than the registered holder, or if tendered certificates are registered in the name of any person other than the person signing the Letter of Transmittal, the amount of all stock transfer taxes, if any (whether imposed on the registered holder or the other person), payable on account of the transfer will be the responsibility of the registered holder and satisfactory evidence of the payment of the stock transfer taxes, or exemption from payment of the stock transfer taxes, will need to be submitted.
Whom do I contact if I have questions about the Offer?
For additional information or assistance, you may contact Georgeson LLC, the Information Agent for the Offer, or the Dealer Manager for the Offer, in each case at the telephone numbers and addresses set forth on the back cover of this Offer to Purchase. You may request additional copies of the Offer to Purchase, the Letter of Transmittal and other Offer documents from the Information Agent at its telephone number and address on the back cover of this Offer to Purchase.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in this document are “forward-looking statements”. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information available to management at the time the statements are made, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “bode,” “predict,” “suggest,” “project,” “appear,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should,” “likely,” or other similar expressions. Additionally, all statements in this Offer to Purchase and the documents we incorporate by reference herein, including forward-looking statements, speak only as of the date they are made, and, except as required by law, we undertake no obligation to update any statement in light of new information or future events.
These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing the Company’s management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented. Factors that might cause such differences include, but are not limited to:
•
our ability to successfully execute business plans, manage risks, and achieve objectives;

•
changes in local, national and international political and economic conditions, including without limitation changes in the political and economic climate, economic conditions and fiscal imbalances in the United States and other countries, potential or actual downgrades in rating of sovereign debt issued by the United States and other countries, and other major developments, including wars, natural disasters, epidemics and pandemics, including the COVID-19 outbreak, military actions, and terrorist attacks;

•
changes in financial market conditions, either internationally, nationally, or locally in areas in which we conduct operations, including without limitation, reduced rates of business formation and growth, commercial and residential real estate development, and real estate prices;

•
fluctuations in markets for equity, fixed-income, commercial paper, and other securities, including availability, market liquidity levels, and pricing; changes in interest rates, the quality and composition of the loan and securities portfolios, demand for loan products, deposit flows and competition;

•
our ability to successfully conduct acquisitions and integrate acquired businesses;

•
potential difficulties in expanding our businesses in existing and new markets;

•
increases in the levels of losses, client bankruptcies, bank failures, claims, and assessments;

•
changes in fiscal, monetary, regulatory, trade and tax policies and laws, including the recently enacted Tax Reform Act, and regulatory assessments and fees, including policies of the U.S. Department of Treasury, the Board of Governors of the Federal Reserve System, and the Federal Deposit Insurance Corporation (“FDIC”);

•
the impact of executive compensation rules under the Dodd-Frank Act and banking regulations which may impact our ability and other American financial institutions to retain and recruit executives and other personnel necessary for their businesses and competitiveness;

•
the impact of the Dodd-Frank Act and the Economic Growth, Regulatory Relief and Consumer Protection Act of 2018 (the “EGRRCPA”), and rules and regulations thereunder, many of which have not yet been promulgated, on our required regulatory capital and liquidity levels, governmental assessments on us, the scope of business activities in which we may engage, the manner in which we engage in such activities, the fees that our subsidiaries may charge for certain products and services, and other matters affected by the Dodd-Frank Act and these international standards;

•
continuing consolidation in the financial services industry; new legal claims against us, including litigation, arbitration and proceedings brought by governmental or self-regulatory agencies, or changes in existing legal matters;

•
success in gaining regulatory approvals, when required, including for proposed mergers or acquisitions;

•
changes in consumer spending and savings habits;

•
increased competitive challenges and expanding product and pricing pressures among financial institutions;

•
inflation and deflation;

•
technological changes and our implementation of new technologies;

•
our ability to develop and maintain secure and reliable information technology systems;

•
legislation or regulatory changes which adversely affect our operations or business;

•
our ability to comply with applicable laws and regulations; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies; and

•
costs of deposit insurance and changes with respect to FDIC insurance coverage levels.

These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

INTRODUCTION
To the Holders of our Shares:
MVB offers to purchase Shares having an aggregate purchase price of up to $45,000,000, pursuant to tenders at a price specified by the tendering shareholders of not greater than $20.25 and not less than $18.00 per Share. Our Offer is being made upon the terms and subject to the conditions set forth in this Offer to Purchase and in the related Letter of Transmittal, which, as amended or supplemented from time to time, together constitute the Offer.
Only Shares properly tendered at or below the Purchase Price and not properly withdrawn will be eligible for purchase in the Offer. However, because of the proration, “odd lot” priority and conditional tender provisions described in this Offer to Purchase, it is possible that not all of the Shares properly tendered at or below the Purchase Price and not properly withdrawn will be purchased if Shares having an aggregate purchase price of greater than $45,000,000 are properly tendered at or below the purchase Price and not properly withdrawn. We will return any Shares that we do not purchase, including Shares tendered at prices greater than the Purchase Price and not properly withdrawn and Shares not purchased because of proration or conditional tenders, promptly following the Expiration Date. See Section 3.
The Offer is not conditioned on any minimum value of Shares being tendered. The Offer, however, is subject to the closing of the Notes Offering and the other conditions to the Offer set forth herein. Our obligation to accept and pay for Shares properly tendered at or below the Purchase Price and not properly withdrawn pursuant to the Offer is conditioned upon satisfaction or waiver of these conditions. See Section 7.
OUR BOARD OF DIRECTORS HAS AUTHORIZED US TO MAKE THE OFFER. HOWEVER, NONE OF THE COMPANY, THE MEMBERS OF OUR BOARD OF DIRECTORS, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY MAKES ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR SHARES OR AS TO ANY PRICE AT WHICH YOU MIGHT TENDER SHARES. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND AT WHAT PRICE OR PRICES TO TENDER. PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE OFFER, YOU SHOULD READ CAREFULLY THE INFORMATION IN THIS OFFER TO PURCHASE AND IN THE LETTER OF TRANSMITTAL, INCLUDING THE PURPOSES AND EFFECTS OF THE OFFER. SEE SECTION 2. YOU SHOULD DISCUSS WHETHER TO TENDER YOUR SHARES WITH YOUR BROKER, IF ANY, OR OTHER FINANCIAL OR TAX ADVISOR.
Our directors and executive officers are not permitted to participate in the Offer but may, in compliance with stock ownership guidelines and internal compliance requirements, sell their shares in open market transactions after the Offer has terminated, at prices that may or may not be more favorable than the Purchase Price to be paid in the Offer. Our other employees, including officers who are not executive officers, are permitted to participate in the Offer on the same terms as other shareholders and may do so in their discretion, subject to the Company’s internal compliance requirements.
In accordance with the rules of the SEC, in the event that Shares are validly tendered at or below the Purchase Price (and not validly withdrawn) having an aggregate purchase price of more than $45,000,000, we may exercise our right to purchase up to an additional 2% of our outstanding Shares, without extending the Expiration Date. We also expressly reserve the right, in our sole discretion, to amend the Offer to purchase additional Shares, subject to applicable law. See Sections 1 and 14.
If Shares representing an aggregate purchase price of more than $45,000,000 (or such greater amount as we may elect to purchase, subject to applicable law) are properly tendered at or below the Purchase Price and not properly withdrawn, we will purchase Shares at the Purchase Price in the following order of priority:
•
First, we will purchase all odd lots of less than 100 Shares from shareholders who properly tender all of their Shares at or below the Purchase Price and who do not properly withdraw them before the Expiration Date (tenders of less than all of the Shares owned, beneficially or of record, by any such Odd Lot Holder will not qualify for this preference) (the “Preferred Odd Lots”);

•
Second, after purchasing all the Preferred Odd Lots that were properly tendered at or below the Purchase Price and not properly withdrawn, we will purchase Shares from all other shareholders who properly tender Shares at or below the Purchase Price and who do not properly withdraw them before the Expiration Date (except for shareholders who tendered Shares at or below the Purchase Price conditionally for which the condition was not satisfied), on a pro rata basis, with appropriate adjustments to avoid purchases of fractional Shares, until we have purchased Shares having an aggregate purchase price of $45,000,000 (or such greater amount as we may elect to purchase, subject to applicable law); and

•
Third, only if necessary to permit us to purchase Shares having an aggregate purchase price of $45,000,000 (or such greater amount as we may elect to purchase, subject to applicable law), we will purchase Shares from shareholders who have properly tendered Shares at or below the Purchase Price conditionally (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, shareholders whose Shares are conditionally tendered at or below the Purchase Price must have properly tendered all of their Shares at or below the Purchase Price and not properly withdrawn them before the Expiration Date.

Therefore, it is possible that we will not purchase all of the Shares that you tender.
The Purchase Price will be paid net to the tendering shareholder in cash, less any applicable withholding taxes and without interest, for all Shares purchased. Tendering shareholders who hold Shares registered in their own name and who tender their Shares directly to the Depositary will not be obligated to pay brokerage commissions, solicitation fees or stock transfer taxes on the purchase of Shares by us in the Offer. Shareholders holding Shares in a brokerage account or otherwise through brokers, dealers, commercial banks, trust companies or other nominees are recommended to consult their brokers or such other nominees to determine whether transaction costs may apply if shareholders tender Shares through such brokers or other nominees and not directly to the Depositary. See Sections 3 and 13 regarding certain United States federal income tax consequences of the Offer.
Any tendering shareholder or other payee who fails to complete, sign and return to the Depositary the Internal Revenue Service (“IRS”) Form W-9 included with the Letter of Transmittal (or such other IRS form as may be applicable) may be subject to United States federal income tax backup withholding (at a rate of 24% of the gross proceeds), unless such holder establishes that such holder is within a class of persons that is exempt from backup withholding, such as corporations and Non-U.S. Holders (as defined in Section 13). In order for a Non-U.S. Holder (as defined in Section 13) to avoid backup withholding, the Non-U.S. Holder generally must submit a statement (generally, an applicable IRS Form W-8), signed under penalties of perjury and attesting to that holder’s non-U.S. status, or other acceptable certification. Such statements can be obtained from the Depositary or from the IRS’s website. See Section 3. Also see Section 13 regarding United States federal income tax consequences of the Offer.
Holders of restricted stock units and performance share units may not tender Shares represented by such interests unless they are fully vested and settled in Shares prior to the Expiration Date. See Sections 3 and 11 for more information on the Equity Incentive Plan generally.
We will pay all fees and expenses incurred in connection with the Offer by Georgeson LLC, the Information Agent for the Offer, Computershare Trust Company, N.A., the Depositary for the Offer, and Raymond James & Associates, Inc., the Dealer Manager for the Offer. See Section 15.
As of November 5, 2020, we had 11,792,599 outstanding Shares (and 1,923,065 Shares reserved for issuance upon the vesting of RSUs and exercising of options). If the Offer is fully subscribed at a Purchase Price of $20.25, the maximum Purchase Price pursuant to the Offer, the completion of the Offer will result in the repurchase by MVB of 2,222,222 Shares, which would represent approximately 18.8% of our outstanding Shares, or 16.2% of our outstanding Shares on a fully diluted basis. If the Offer is fully subscribed at a Purchase Price of $18.00, the minimum Purchase Price pursuant to the Offer, the completion of the Offer will result in the repurchase by MVB of 2,500,000 Shares, which would represent approximately 21.2% of our outstanding Shares, or 18.2% of our outstanding Shares on a fully diluted basis.

If any of our shareholders who hold Shares in their own name as holders of record or who are “registered holders” as participants in DTC’s system whose names appear on a security position listing tender their Shares in full and that tender is accepted in full, the number of our record holders would be reduced.
The Shares are listed on the Nasdaq and trade under the symbol “MVBF”. On November 16, 2020, the last full trading day before we commenced the Offer, the closing price of the Shares on the Nasdaq was $18.50 per Share, which is above the $18.00 per Share lower end of the price range for the Offer. You are recommended to obtain current market quotations for the Shares before deciding whether to tender your Shares and deciding what price or prices at which to tender. See Section 8.
This Offer to Purchase and the Letter of Transmittal contain important information that you should read carefully before you make any decision regarding the Offer.

THE OFFER
1.
Aggregate Purchase Price for Shares; Priority of Purchase; Proration.

Upon the terms and subject to the conditions of the Offer, we will purchase Shares properly tendered and not properly withdrawn (in accordance with Section 4) before the Expiration Date, having an aggregate purchase price of up to $45,000,000, at a price per share not greater than $20.25 and not less than $18.00 net to the tendering shareholder in cash, less any applicable withholding taxes and without interest. If Shares with an aggregate value of less than $45,000,000 are properly tendered and not properly withdrawn, we will buy all Shares properly tendered and not properly withdrawn. No Shares tendered above the Purchase Price will be purchased pursuant to the Offer.
The term “Expiration Date” means 5:00 p.m., New York City time, on December 18, 2020. We may, in our sole discretion, extend the period of time during which the Offer will remain open. In the event of an extension, the term “Expiration Date” will refer to the latest time and date at which the Offer, as extended by us, will expire. See Section 14 for a description of our right to extend, delay, terminate or amend the Offer. During any such extension, all Shares previously tendered and not validly withdrawn will remain subject to the Offer and to the right of a tendering shareholder to withdraw any such shareholder’s Shares.
If the Offer is over-subscribed as described below, Shares properly tendered at or below the Purchase Price and not properly withdrawn will be subject to proration, except for Preferred Odd Lots. Except as described herein, the withdrawal rights expire at the Expiration Date.
If we (i) increase the maximum aggregate purchase price of Shares that we may purchase in the Offer by the equivalent of more than 2% of our outstanding Shares, (ii) decrease the maximum aggregate purchase price of Shares that we may purchase in the Offer or (iii) change the range of purchase prices at which shareholders may tender their Shares, then the Offer must remain open for at least ten business days following the date that notice of the increase, decrease or change is first published, sent or given in the manner specified in Section 14.
Only Shares properly tendered at or below the Purchase Price and not properly withdrawn will be eligible for purchase in the Offer. However, because of the proration, “odd lot” priority, and conditional tender provisions described in this Offer to Purchase, it is possible that not all of the Shares properly tendered at or below the Purchase Price and not properly withdrawn will be purchased if Shares having an aggregate purchase price of greater than $45,000,000 are properly tendered at or below the Purchase Price and not properly withdrawn. We will return any Shares that we do not purchase, including Shares tendered at prices greater than the Purchase Price and not properly withdrawn and Shares not purchased because of proration or conditional tenders, promptly following the Expiration Date.
THE OFFER IS NOT CONDITIONED ON ANY MINIMUM VALUE OF SHARES BEING TENDERED. THE OFFER, HOWEVER, IS SUBJECT TO THE CLOSING OF THE NOTES OFFERING AND OTHER CONDITIONS. SEE SECTION 7.
Priority of Purchases.   If more than an aggregate purchase price of $45,000,000 of Shares (or such greater amount as we may elect to purchase, subject to applicable law) are properly tendered at or below the Purchase Price and not properly withdrawn, we will purchase Shares at the Purchase Price in the following order of priority:
•
First, we will purchase all odd lots of less than 100 Shares from shareholders who properly tender all of their Shares at or below the Purchase Price and who do not properly withdraw them before the Expiration Date (tenders of less than all of the Shares owned, beneficially or of record, by any such Odd Lot Holder will not qualify for this preference) (the “Preferred Odd Lots”);

•
Second, after purchasing all the Preferred Odd Lots that were properly tendered at or below the Purchase Price and not properly withdrawn, we will purchase Shares from all other shareholders who properly tender Shares at or below the Purchase Price and who do not properly withdraw them before the Expiration Date (except for shareholders who tendered Shares at or below the Purchase Price conditionally for which the condition was not satisfied), on a pro rata basis, with appropriate adjustments to avoid purchases of fractional Shares, until we have purchased Shares having an aggregate purchase price of $45,000,000 (or such greater amount as we may elect to purchase, subject to applicable law); and
•
Third, only if necessary to permit us to purchase Shares having an aggregate purchase price of $45,000,000 (or such greater amount as we may elect to purchase, subject to applicable law), we will purchase Shares from shareholders who have properly tendered Shares at or below the Purchase Price conditionally (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, shareholders whose Shares are conditionally tendered at or below the Purchase Price must have properly tendered all of their Shares at or below the Purchase Price and not properly withdrawn them before the Expiration Date.

Therefore, it is possible that we will not purchase all of the Shares that you tender. As we noted above, we may elect to purchase more than an aggregate purchase price of $45,000,000 of Shares in the Offer, subject to applicable law. If we do so, the preceding provisions will apply to the greater aggregate purchase price as we may elect.
Odd Lots.   The term “odd lots” means all Shares tendered at or below the Purchase Price by any person (an “Odd Lot Holder”) who owned beneficially or of record an aggregate of fewer than 100 Shares and so certifies in the appropriate place on the Letter of Transmittal and, if applicable, the Notice of Guaranteed Delivery. Odd lots will be accepted for payment before any proration of the purchase of other tendered Shares, provided that (a) this priority is not available to partial tenders or to beneficial or record holders of 100 or more Shares in the aggregate, even if these holders have separate accounts or certificates representing fewer than 100 Shares, and (b) to qualify for this priority, an Odd Lot Holder must tender all Shares owned by the Odd Lot Holder in accordance with the procedures described in Section 3. By tendering in the Offer, an Odd Lot Holder who holds Shares in its name and tenders its Shares directly to the Depositary would also avoid any applicable Odd Lot discounts in a sale of the holder’s Shares. Any Odd Lot Holder wishing to tender all of its Shares pursuant to the Offer should complete the section entitled “Odd Lots” in the Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery.
Proration.   If proration of tendered Shares is required, we will determine the preliminary proration factor promptly following the Expiration Date. Subject to adjustment to avoid the purchase of fractional Shares and subject to the provisions governing conditional tenders described in Section 6, proration for each shareholder tendering Shares (excluding Odd Lot Holders who tender all of their Shares) will be based on the ratio of the number of Shares properly tendered at or below the Purchase Price and not properly withdrawn by the shareholder to the total number of Shares properly tendered at or below the Purchase Price and not properly withdrawn by all shareholders (excluding Odd Lot Holders who tender all of their Shares). Because of the difficulty in determining the number of Shares properly tendered at or below the Purchase Price and not properly withdrawn, and because of the conditional tender procedure described in Section 6, we do not expect that we will be able to announce the final proration factor or commence payment for any Shares purchased pursuant to the Offer until approximately four business days after the Expiration Date, assuming that Shares are tendered by use of the procedures for guaranteed delivery. The preliminary results of any proration will be announced by press release promptly after the Expiration Date. Shareholders may obtain preliminary proration information from the Information Agent and also may be able to obtain the information from their brokers.
As described in Section 13, the number of Shares that we will purchase from a shareholder pursuant to the Offer may affect the United States federal income tax consequences to the shareholder of the purchase and, therefore, may be relevant to a shareholder’s decision whether or not to tender Shares. The Letter of Transmittal affords each shareholder who tenders Shares registered in such shareholder’s name directly to the Depositary the opportunity to designate the order of priority in which Shares tendered are to be purchased in the event of proration as well as the ability to condition such tender on a minimum number of Shares being purchased. See Section 6.
This Offer to Purchase and the related Letter of Transmittal will be mailed to record holders of the Shares and will be furnished to brokers, dealers, commercial banks, trust companies or other nominee shareholders and similar persons whose names, or the names of whose nominees, appear on our shareholder list or, if applicable, who are listed as participants in a clearing agency’s security position listing for subsequent transmittal to beneficial owners of Shares.
2.
Purpose of the Offer; Certain Effects of the Offer.

Purpose of the Offer.   We believe that the repurchase of Shares pursuant to the Offer is consistent with our long-term goal of maximizing shareholder value and our prior disclosures concerning potential uses for our capital. The Company has continued and is continuing to refine its business plans and invest in financial technology, with anticipated continued growth in this sector, although such investment will increase our cost and could decrease our earnings as this business line is being developed. This focus has led the Company to invest in new innovative strategies to provide independent banking to corporate clients throughout the United States by leveraging recent investments in financial technology and banking as a service. While the Offer provides shareholders with an opportunity to obtain liquidity with respect to all or a portion of their Shares, without the usual transaction costs associated with market sales, the Offer also provides investors who do not wish to hold Shares an opportunity to divest their ownership, given the Company’s strategic movement toward financial technology and banking as a service. In addition, shareholders who wish to achieve a greater percentage of equity ownership in the Company will be able to do so by not tendering their Shares in the Offer, and, if the Company completes the Offer, will therefore have a greater percentage ownership in the Company and its future earnings and assets, while also bearing the attendant risks associated with owning Shares, including the Company’s movement into financial technology and banking as a service. This capital return and the funding of the same through the Notes Offering has received a “non-objection” from the Federal Reserve Bank of Richmond.
We continue to explore other options for returning the additional common equity to our shareholders, including any amounts not tendered in this Offer, on or before December 31, 2021. Other options may include dividends and/or share repurchases, including through our existing stock repurchase program, though the manner and timing of any additional capital return has not yet been determined. MVB will take into account our results of operations, financial position and capital requirements, general business conditions and other factors we deem relevant, in determining whether, when and how to make any subsequent capital return. See “Other Share Repurchases and Means of Returning Excess Capital to Shareholders,” below. In determining to proceed with the Offer, our executive management and our Board of Directors evaluated the Company’s operations, financial condition, capital needs, regulatory requirements, strategy and expectations for the future and believe that the Offer is a prudent use of our financial resources.
In addition, we believe that the “modified Dutch auction” tender offer set forth in this Offer to Purchase represents an efficient mechanism to provide our shareholders with the opportunity to tender all or a portion of their Shares. In determining to proceed with a modified Dutch auction, we considered, among other things, recent trading prices and volumes for the Shares, various issuer tender offers conducted by other companies, liquidity opportunities available to our shareholders and our results of operations. The Offer provides shareholders with an opportunity to obtain liquidity with respect to all or a portion of their Shares without the potential disruption to the Share price that can result from open market sales.
The Offer also provides shareholders who are the registered owner of their shares with an efficient way to sell their Shares without incurring brokers’ fees or commissions. Where Shares are tendered by the registered owner of those Shares directly to the Depositary, the sale of those Shares in the Offer will permit the tendering shareholder to avoid the usual transaction costs associated with open market transactions. Shareholders holding Shares in a brokerage account or otherwise through brokers, dealers, commercial banks, trust companies or other nominees may be subject to transaction costs. Furthermore, Odd Lot Holders who hold Shares registered in their names and tender their Shares directly to the Depositary and whose Shares are purchased in the Offer will avoid not only the payment of brokerage commissions but also any applicable odd lot discounts that might be payable on sales of their Shares in transactions on the Nasdaq.
Potential Benefits of the Offer.   We believe the Offer will provide benefits to us and our shareholders, including the following:
•
we believe the Offer will provide our shareholders with an opportunity to obtain liquidity with respect to all or a portion of their Shares, without potential disruption to the Share price; and

•
upon the completion of the Offer, non-tendering shareholders will realize a proportionate increase in their relative ownership interest in MVB.

Potential Risks and Disadvantages of the Offer.   The Offer also presents potential risks and disadvantages to us and our continuing shareholders, including the following:
•
as a result of the Offer, our liquidity will be reduced by the cash paid out and our borrowings will be increased in an amount equal to the aggregate principal amount of the Notes issued in the Notes Offering;

•
purchases may occur at a premium to the current market price of the Shares; and

•
the Offer will reduce our “public float” (the number of Shares owned by non-affiliate shareholders and available for trading in the securities markets). There can be no assurance that this reduction in our public float will not result in lower prices for our common stock or reduced liquidity in the trading market for our common stock following completion of the Offer.

OUR BOARD OF DIRECTORS HAS AUTHORIZED US TO MAKE THE OFFER. HOWEVER, NONE OF THE COMPANY, THE MEMBERS OF OUR BOARD OF DIRECTORS, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY MAKES ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR SHARES OR AS TO ANY PRICE AT WHICH YOU MIGHT TENDER SHARES. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND AT WHAT PRICE OR PRICES TO TENDER. PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE OFFER, YOU SHOULD READ CAREFULLY THE INFORMATION IN THIS OFFER TO PURCHASE AND IN THE RELATED LETTER OF TRANSMITTAL, INCLUDING THE PURPOSES AND EFFECTS OF THE OFFER. YOU SHOULD DISCUSS WHETHER TO TENDER YOUR SHARES WITH YOUR BROKER, IF ANY, OR OTHER FINANCIAL OR TAX ADVISOR.
As of November 5, 2020, we had 11,792,599 outstanding Shares (and 1,923,065 Shares reserved for issuance upon the vesting of RSUs and exercising of options). If the Offer is fully subscribed at a Purchase Price of $20.25, the maximum Purchase Price pursuant to the Offer, the completion of the Offer will result in the repurchase by MVB of 2,222,222 Shares, which would represent approximately 18.8% of our outstanding Shares, or 16.2% of our outstanding Shares on a fully diluted basis. If the Offer is fully subscribed at a Purchase Price of $18.00, the minimum Purchase Price pursuant to the Offer, the completion of the Offer will result in the repurchase by MVB of 2,500,000 Shares, which would represent approximately 21.2% of our outstanding Shares, or 18.2% of our outstanding Shares on a fully diluted basis.
Shareholders who choose not to tender will own, and shareholders who retain an equity interest in the Company as a result of a partial or conditional tender of Shares or proration may own, a greater percentage ownership of our outstanding Shares following the consummation of the Offer. These shareholders will also bear the attendant risks and rewards associated with owning the equity securities of the Company, including risks resulting from our purchase of Shares.
In addition, following consummation of the Offer, shareholders retaining an equity interest in the Company may also face reduced trading liquidity. The trading prices of the Shares following completion of the Offer may be lower or higher than the Purchase Price. We can give no assurance as to the price at which a shareholder may be able to sell his or her Shares in the future.
The accounting for our purchase of Shares in the Offer will result in a reduction of our shareholders’ equity in an amount equal to the aggregate purchase price of the Shares we purchase, an increase of our borrowings in an amount equal to the aggregate principal amount of the Notes issued in the Notes Offering, and a corresponding reduction in cash and cash equivalents.
We will either cancel or hold as treasury stock Shares that we repurchase pursuant to the Offer. Shares that we acquire pursuant to the Offer and retire will become authorized and unissued Shares and will be available for us to issue without further shareholder action (except as required by applicable law) for all purposes including, without limitation, acquisitions, raising additional capital and the satisfaction of obligations under existing or future employee benefit or compensation programs or stock plans or compensation programs for directors.
Other Share Repurchases and Means of Returning Excess Capital to Shareholders.   Rule 13e-4 under the Exchange Act prohibits us and our affiliates from purchasing any Shares, or other securities convertible into or exercisable for Shares, other than pursuant to the Offer, until at least ten business days following the Expiration Date, except pursuant to certain limited exemptions provided in Rule 13e-4.
We continue to explore other options for returning additional common equity to our shareholders on or before December 31, 2021, though the manner and timing of any additional capital return has not yet been determined. After completing the Offer, we may consider from time to time various means of returning additional excess capital to shareholders, including dividends and/or share repurchases, such as through our existing stock repurchase program, open market purchases, tender offers, privately negotiated transactions and/or accelerated share repurchases, after taking into account our results of operations, financial position and capital requirements, general business conditions, legal, tax and regulatory constraints or restrictions, any contractual restrictions and other factors we deem relevant. There can be no assurance that we will do so.
Other Plans.   Except as otherwise disclosed or incorporated by reference in this Offer to Purchase, neither the Company nor any of its executive officers, directors or affiliates (including executive officers and directors of the Company’s affiliates) has any proposals or negotiations underway that relate to or would result in:
•
any extraordinary transaction, such as a merger, reorganization or liquidation, involving us or any of our subsidiaries;

•
any purchase, sale or transfer of a material amount of our assets, including assets of our subsidiaries;

•
any material change in our present dividend rate or policy, our capitalization or our indebtedness;

•
any change in our present Board of Directors or executive officers, including, but not limited to, any plans or proposals to change the number or the term of directors or to fill any existing vacancies on the Board of Directors or to change any material term of the employment contract of any executive officer;

•
any material change in our corporate structure or business;

•
any class of our equity securities ceasing to be authorized to be listed on the Nasdaq;

•
any class of our equity securities becoming eligible for termination of registration under Section 12(g) of the Exchange Act;

•
the suspension of our obligation to file reports under Section 15(d) of the Exchange Act;

•
the acquisition or disposition by any person of our securities, other than the grant of RSUs or options; or

•
any changes in our Articles of Incorporation, as amended, Second Amended and Restated Bylaws, as amended, or other governing instruments or other actions that could impede the acquisition of control of the Company.

While we have no definitive plans or proposals regarding any of the foregoing as of the date of this Offer to Purchase (except as disclosed in this document, including the documents incorporated by reference herein), our management continually assesses and reassesses possible acquisitions, divestitures, restructurings, and other extraordinary corporate transactions and possible changes to our capitalization and other matters. We reserve the right to change our plans and intentions at any time after the date of this Offer to Purchase, subject to our obligation to update this Offer to Purchase to reflect material changes in the information contained herein. Shareholders tendering Shares in the Offer may run the risk of foregoing the benefit of any appreciation in the market price of the Shares resulting from our deciding to undertake any such alternatives.

3.
Procedures for Tendering Shares.

Proper Tender of Shares.   For Shares to be tendered properly pursuant to the Offer, either
(1)
the certificates for such Shares (or confirmation of receipt of such Shares pursuant to the procedure for book-entry transfer set forth below), together with a properly completed and duly executed Letter of Transmittal, including any required signature guarantees, and any other documents required by the Letter of Transmittal, must be received before 5:00 p.m., New York City time, on December 18, 2020 by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase; or

(2)
the tendering shareholder must comply with the guaranteed delivery procedure set forth below.

Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadline for participation in the Offer. Accordingly, beneficial owners wishing to participate in the Offer should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the Offer.
Our acceptance for payment of Shares properly tendered by you through one of the procedures described in this Section 3 will constitute a binding agreement between you and us on the terms, and subject to the conditions, of the Offer, which agreement will be governed by, and construed in accordance with, the laws of the State of New York.
Shareholders may tender Shares subject to the condition that a specified minimum number of Shares (including all or none) be purchased. Any shareholder desiring to make such a conditional tender should so indicate in the box captioned “Conditional Tender” on the Letter of Transmittal and, if applicable, on the Notice of Guaranteed Delivery. It is the tendering shareholder’s responsibility to calculate and appropriately indicate the minimum number of Shares that must be purchased from the shareholder for the shareholder to qualify for sale or exchange (rather than distribution) treatment for United States federal income tax purposes. Moreover, because an applicable withholding agent may not know whether a particular shareholder qualifies for sale or exchange treatment, gross proceeds paid to a Non-U.S. Holder may be assumed for withholding tax purposes to be treated as a dividend. Shareholders should consult their investment and tax advisors with respect to the effect of proration of the Offer and the advisability of making a conditional tender. See Section 13.
Odd Lot Holders who tender all of their Shares must also complete the section captioned “Odd Lots” in the Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery, to qualify for the priority treatment available to Odd Lot Holders as set forth in Section 1.
In accordance with Instruction 5 of the Letter of Transmittal, shareholders desiring to tender Shares under the Offer must complete the section captioned “Price (in Dollars) Per Share at Which Shares Are Being Tendered” by either (1) checking the box in the section entitled “Shares Tendered at Price Determined under the Offer” or (2) checking one of the boxes in the section entitled “Shares Tendered at Price Determined by Shareholder,” indicating the price at which Shares are being tendered.
Shareholders who elect to indicate a specific price should be aware that this election could mean that none of their Shares will be purchased if the indicated price is above the Purchase Price. Shareholders who desire to tender Shares at more than one price must complete a separate Letter of Transmittal for each price at which Shares are tendered, provided that the same Shares cannot be tendered (unless properly withdrawn previously) at more than one price. To tender Shares properly, one and only one box must be checked in the section captioned “Price (in Dollars) Per Share at Which Shares Are Being Tendered” in the Letter of Transmittal.
If you wish to maximize the chance that your Shares will be purchased by us, you should check the box captioned “Shares Tendered at a Price Determined under the Offer” in the section of the Letter of Transmittal titled “Price (in Dollars) Per Share at Which Shares Are Being Tendered.” If you agree to accept the Purchase Price determined in the Offer, your Shares will be deemed to be tendered at the minimum price of $18.00 per Share. You should understand that this election may effectively lower the purchase price paid for all purchased Shares in the Offer and could result in your Shares being purchased at the minimum price of

$18.00 per Share. The lower end of the price range for the Offer is below the closing market price for the Shares on November 16, 2020, the last full trading day before we commenced the Offer, when the closing market price on the Nasdaq was $18.50.
Signature Guarantees and Method of Delivery.   No signature guarantee is required if:
(1)
the Letter of Transmittal is signed by the registered holder of the Shares (which term, for purposes of this Section 3, will include any participant in DTC whose name appears on a security position listing as the owner of the Shares) tendered and the holder has not completed the sections captioned “Special Payment Instructions” and “Special Delivery Instructions” on the Letter of Transmittal; or

(2)
Shares are tendered for the account of a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or an “eligible guarantor institution,” as the term is defined in Rule 17Ad-15 under the Exchange Act (each of the foregoing constituting an “Eligible Institution”).

Except as described above, all signatures on any Letter of Transmittal for Shares tendered thereby must be guaranteed by an Eligible Institution. See Instructions 1, 2 and 6 to the Letter of Transmittal. If the certificates for Shares are registered in the name of a person other than the signer of the Letter of Transmittal, or if payment is to be made or certificates for Shares not tendered or not accepted for payment are to be returned to a person other than the registered holder of the certificates surrendered, then the tendered certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered holders or owners that appear on the certificates, with the signatures on the certificates or stock powers guaranteed by an Eligible Institution. See Instructions 1, 2 and 6 to the Letter of Transmittal.
If a certificate for Shares in the name of a person other than the person executing a Letter of Transmittal, or if payment is to be made, or Shares not purchased or tendered are to be returned, to a person other than the registered holder, then the certificate must be endorsed or accompanied by an appropriate stock power, signed in either case exactly as the name of the registered holder that appears on the certificate, with the signature guaranteed by an Eligible Institution.
Payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of:
•
either of (i) certificates for the Shares, or (ii) a timely confirmation of the book-entry transfer of the Shares into the Depositary’s account at the Book-Entry Transfer Facility as described below;

•
either of (i) a properly completed and duly executed Letter of Transmittal, including any required signature guarantees, or (ii) an Agent’s Message (as defined below) in the case of a book-entry transfer; and

•
any other documents required by the Letter of Transmittal.

The Letter of Transmittal affords each shareholder who tenders Shares registered in such shareholder’s name directly to the Depositary the opportunity to specify the order in which we will purchase tendered Shares in the event that, as a result of the proration provisions or otherwise, we purchase some but not all of the tendered Shares pursuant to the Offer. In the event the shareholder does not designate the order and fewer than all Shares are purchased due to proration, the Depositary will select the order of Shares purchased.
The method of delivery of all documents, including the Letter of Transmittal and any other required documents, including through DTC, is at the sole election and risk of the tendering shareholder. Shares will be deemed delivered only when actually received by the Depositary (including, in the case of a book-entry transfer, by confirmation of book-entry transfer). If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.
All deliveries in connection with the Offer, including a Letter of Transmittal and certificates for Shares, must be made to the Depositary and not to us, the Dealer Manager, the Information Agent or DTC. ANY

DOCUMENTS DELIVERED TO US, THE DEALER MANAGER, THE INFORMATION AGENT OR DTC WILL NOT BE FORWARDED TO THE DEPOSITARY AND WILL NOT CONSTITUTE PROPER DELIVERY TO THE DEPOSITARY.
Book-Entry Delivery.   For purposes of the Offer, the Depositary will establish an account at DTC with respect to the Shares for purposes of the Offer within two business days after the date of this Offer to Purchase, and any financial institution that is a participant in DTC’s system may make book-entry delivery of the Shares by causing DTC to transfer Shares into the Depositary’s account in accordance with DTC’s procedures for transfer. Although delivery of Shares may be effected through a book-entry transfer into the Depositary’s account at DTC, in addition to such delivery, either (i) a properly completed and duly executed Letter of Transmittal with any required signature guarantees, or an Agent’s Message (as defined below), and any other required documents must be transmitted to and received by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase before the Expiration Date, or (ii) the guaranteed delivery procedure described below must be followed. Delivery of the Letter of Transmittal and any other required documents to DTC does not constitute delivery to the Depositary.
The term “Agent’s Message” means a message transmitted by DTC to, and received by, the Depositary and forming a part of a confirmation of book-entry transfer, which states that DTC has received an express acknowledgement from the DTC participant tendering Shares that such DTC participant has received and agrees to be bound by the terms of the Letter of Transmittal and that MVB may enforce such agreement against such DTC participant.
Guaranteed Delivery.   Shareholders desiring to tender their Shares pursuant to the Offer but whose certificates are not immediately available, or who are unable to complete the procedure for book-entry transfer or to make delivery of all required documents to the Depositary before the Expiration Date, may still tender their Shares, if all of the following conditions are satisfied:
(1)
the tender is made by or through an Eligible Institution;

(2)
a validly completed and duly executed Notice of Guaranteed Delivery in the form we have provided is received by the Depositary (and which must include a guarantee by an Eligible Institution) by overnight courier or email transmission at CANOTICEOFGUARANTEE@computershare.com (for Eligible Institutions only) on or before the Expiration Date; and

(3)
the Depositary receives, at one of its addresses set forth on the back cover of this Offer to Purchase and within the period of two trading days after the date of execution of a Notice of Guaranteed Delivery, either: (i) the certificates representing the Shares being tendered, in the proper form for transfer, together with (a) a Letter of Transmittal relating thereto, which has been properly completed and duly executed and includes all signature guarantees required thereon, and (b) all other required documents; or (ii) confirmation of book-entry transfer of the Shares into the Depositary’s account at the book-entry transfer facility, together with (a) a Letter of Transmittal relating thereto, which has been properly completed and duly executed and includes all signature guarantees required thereon, and (b) all other required documents.

Shareholders may contact the Information Agent, the Dealer Manager or their broker, dealer, commercial bank, trust company or other nominee through which it holds Shares for assistance. The contact information for the Information Agent and the Dealer Manager is on the back cover page of this Offer to Purchase.
Stock Awards.   We are not offering, as part of the Offer, to purchase any outstanding RSUs or options, and tenders of RSUs or options will not be accepted.
Holders of RSUs or options or other restricted equity interests may not tender Shares represented by such interests unless they are fully vested and settled in Shares prior to the Expiration Date.
Return of Unpurchased Shares.   If any tendered Shares are not purchased or are properly withdrawn before the Expiration Date, or if less than all Shares evidenced by a shareholder’s certificates are tendered, certificates for unpurchased Shares will be returned promptly after the expiration or termination of the Offer or the proper withdrawal of the Shares, or, in the case of Shares tendered by book-entry transfer at DTC, the Shares will be credited to the appropriate account maintained by the tendering shareholder at DTC, in each case without expense to the shareholder.
United States Federal Backup Withholding.   Under the United States federal income tax backup withholding rules, 24% of the gross proceeds payable to a tendering U.S. Holder (as defined in Section 13) or other U.S. payee pursuant to the Offer must be withheld and remitted to the United States Treasury, unless the U.S. Holder or other U.S. payee provides his or her correct taxpayer identification number (employer identification number or Social Security number) to the Depositary or other applicable withholding agent, certifies as to no loss of exemption from backup withholding and complies with applicable requirements of the backup withholding rules, or such U.S. Holder or other U.S. payee is otherwise exempt from backup withholding. Therefore, unless an exemption exists and is proven in a manner satisfactory to the Depositary or other applicable withholding agent, each tendering U.S. Holder should complete and sign the IRS Form W-9 included as part of the Letter of Transmittal so as to provide the information and certification necessary to avoid backup withholding. Certain U.S. Holders (including, among others, corporations) are not subject to these backup withholding requirements. See Section 13 for a discussion of certain United States federal income tax consequences to tendering U.S. Holders.
In addition, in order for a Non-U.S. Holder (as defined in Section 13) to avoid backup withholding, the Non-U.S. Holder generally must submit an applicable IRS Form W-8, signed under penalties of perjury and attesting to such holder’s non-U.S. status, or other acceptable certification. Non-U.S. Holders can obtain the applicable IRS Form W-8 from the Depositary or from the IRS’s website.
Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
ANY TENDERING SHAREHOLDER OR OTHER PAYEE WHO FAILS TO COMPLETE FULLY AND SIGN THE IRS FORM W-9 INCLUDED IN THE LETTER OF TRANSMITTAL (OR SUCH OTHER IRS FORM AS MAY BE APPLICABLE, INCLUDING A RELEVANT IRS FORM W-8) AND DOES NOT OTHERWISE ESTABLISH AN EXEMPTION MAY BE SUBJECT TO UNITED STATES FEDERAL INCOME TAX BACKUP WITHHOLDING OF 24% OF THE GROSS PROCEEDS PAID TO SUCH SHAREHOLDER OR OTHER PAYEE PURSUANT TO THE OFFER.
United States Federal Income Tax Withholding on Non-U.S. Holders.   Even if a Non-U.S. Holder (as defined in Section 13) has provided the required certification to avoid backup withholding, because an applicable withholding agent may not know whether a particular shareholder qualifies for sale or exchange treatment, gross proceeds payable pursuant to the Offer to the Non-U.S. Holder or his or her agent may be subject to withholding of United States federal income tax at a rate of 30%, unless the Depositary or other applicable withholding agent determines that an exemption from, or a reduced rate of, withholding tax is available, a properly completed and executed applicable IRS Form W-8 (or other acceptable certification) is provided to the Depositary or other applicable withholding agent and other requirements are met. Such forms can be obtained from the Depositary or from the IRS’s website. A Non-U.S. Holder may be eligible to obtain a refund of all or a portion of any tax withheld if such shareholder satisfies one of the “Section 302 Tests” (as defined in Section 13) for capital gain treatment described in Section 13 or is otherwise able to establish that no withholding or a reduced amount of withholding is due. In addition, as described in Section 13 below, “FATCA” withholding may apply to amounts paid to a Non-U.S. Holder pursuant to the Offer unless specified requirements are met.
Non-U.S. Holders should review Section 13 and consult their own tax advisors regarding the application of United States federal income tax withholding, including eligibility for a withholding tax reduction or exemption and the refund procedure.
Determination of Validity; Rejection of Shares; Waiver of Defects; No Obligation to Give Notice of Defects.   All questions as to the Purchase Price to be paid for Shares to be accepted and the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Shares will be decided by us, in our reasonable discretion, and each such decision will be final and binding on all persons participating in the Offer, subject to such Offer participants disputing such determination in a court of competent jurisdiction. We reserve the absolute right prior to the Expiration Date to reject any or all tenders of any

Shares that we determine are not in proper form or the acceptance for payment of or payment for which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Offer prior to the Expiration Date with respect to all tendered Shares. We also reserve the absolute right to waive any defect or irregularity in any tender with respect to any particular Shares or any particular shareholder without waiving any similar defect or irregularity with respect to other Shares or other shareholders. No tender of Shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering shareholder or waived by us. We will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender of Shares. None of the Company, the Dealer Manager, the Information Agent, the Depositary or any other person will be obligated to give notice of any defects or irregularities in tenders, nor will any such person incur any liability for failure to give any notice. Our interpretation of the terms of and conditions to the Offer, including the Letter of Transmittal and the instructions thereto, will be final and binding on all persons participating in the Offer, subject to such Offer participants disputing such determination in a court of competent jurisdiction. In the event that Shares are validly tendered at or below the Purchase Price (and not validly withdrawn) having an aggregate purchase price of more than $45,000,000, we will determine, in our absolute discretion, whether to exercise our right to purchase up to an additional 2% of our outstanding Shares without extending the Expiration Date.
WE WILL DECIDE, IN OUR REASONABLE DISCRETION, ALL QUESTIONS AS TO THE PURCHASE PRICE TO BE PAID FOR SHARES TO BE ACCEPTED AND THE VALIDITY, FORM, ELIGIBILITY (INCLUDING TIME OF RECEIPT) AND ACCEPTANCE FOR PAYMENT OF ANY TENDER OF SHARES, AND EACH SUCH DECISION WILL BE FINAL AND BINDING ON ALL PERSONS PARTICIPATING IN THE OFFER, SUBJECT TO SUCH OFFER PARTICIPANTS DISPUTING SUCH DETERMINATION IN A COURT OF COMPETENT JURISDICTION.
CERTIFICATES FOR SHARES, TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL, OR AN AGENT’S MESSAGE, AND ANY OTHER DOCUMENTS REQUIRED BY THE LETTER OF TRANSMITTAL, MUST BE DELIVERED TO THE DEPOSITARY AND NOT TO US, THE DEALER MANAGER OR THE INFORMATION AGENT. ANY SUCH DOCUMENTS DELIVERED TO US, THE DEALER MANAGER OR THE INFORMATION AGENT WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT BE DEEMED TO BE PROPERLY TENDERED.
Tendering Shareholder’s Representation and Warranty; Acceptance by MVB Constitutes an Agreement.   A tender of Shares pursuant to any of the procedures described above will constitute the tendering shareholder’s acceptance of the terms and conditions of the Offer, as well as the tendering shareholder’s representation and warranty to us that (i) the shareholder has a “net long position,” within the meaning of Rule 14e-4 promulgated by the SEC under the Exchange Act, in the Shares or equivalent securities at least equal to the Shares being tendered, and (ii) the tender of Shares complies with Rule 14e-4. It is a violation of Rule 14e-4 for a person, directly or indirectly, to tender Shares for that person’s own account unless, at the time of tender and at the end of the proration period or period during which Shares are accepted by lot (including any extensions thereof), the person so tendering (i) has a net long position equal to or greater than the amount of (a) Shares tendered or (b) other securities convertible into or exchangeable or exercisable for the Shares tendered and will acquire the Shares for tender by conversion, exchange or exercise and (ii) will deliver or cause to be delivered the Shares in accordance with the terms of the Offer. Rule 14e-4 provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. Our acceptance for payment of Shares tendered pursuant to the Offer will constitute a binding agreement between the tendering shareholder and us on the terms, and subject to the conditions, of the Offer, which agreement will be governed by, and construed in accordance with, the laws of the State of New York.
A tender of Shares made pursuant to any method of delivery set forth herein will also constitute a representation and warranty to us that the tendering shareholder has full power and authority to tender, sell, assign and transfer the Shares tendered, and that, when the same are accepted for payment by us, we will acquire good, marketable and unencumbered title thereto, free and clear of all security interests, liens, restrictions, claims, encumbrances, conditional sales agreements and other obligations relating to the sale or transfer of the Shares, and the same will not be subject to any adverse claim or right. Any such tendering shareholder will, on request by the Depositary or us, execute and deliver any additional documents deemed by the Depositary or us to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered, all in accordance with the terms of the Offer.
A properly completed Letter of Transmittal, and any other documents required by the Letter of Transmittal, must be delivered to the Depositary and not to us, the Dealer Manager or the Information Agent. All authority conferred or agreed to be conferred by delivery of the Letter of Transmittal shall be binding on the successors, assigns, heirs, personal representatives, executors, administrators and other legal representatives of the tendering shareholder and shall not be affected by, and shall survive, the death or incapacity of such tendering shareholder.
Lost Certificates.   If the share certificates that a registered holder wants to surrender have been lost, destroyed or stolen, the shareholder should follow the instructions set forth in the Letter of Transmittal. See Instruction 12 of the Letter of Transmittal.
4.
Withdrawal Rights.

Shares tendered pursuant to the Offer may be withdrawn at any time before the Expiration Date. In addition, unless we have already accepted your tendered Shares for payment, you may withdraw your tendered Shares at any time after 5:00 p.m., New York City time, on December 18, 2020. Except as otherwise provided in this Section 4, tenders of Shares pursuant to the Offer are irrevocable.
If we extend the period of time during which the Offer is open, are delayed in accepting for payment or paying for Shares or are unable to accept for payment or pay for Shares pursuant to the Offer for any reason, then, without prejudice to our rights under the Offer, the Depositary may, on our behalf, retain all Shares tendered, and such Shares may not be withdrawn except as otherwise provided in this Section 4, subject to Rule 13e-4(f)(5) under the Exchange Act, which provides that the issuer making the Offer shall either pay the consideration offered, or return the tendered securities, promptly after the termination or withdrawal of the Offer.
For a withdrawal to be effective, a notice of withdrawal must be in writing, must be received in a timely manner by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase and must specify the name of the person having tendered the Shares to be withdrawn, the number of Shares to be withdrawn and the name of the registered holder of the Shares to be withdrawn, if different from the name of the person who tendered the Shares.
A shareholder who has tendered Shares at more than one price must complete a separate notice of withdrawal for Shares tendered at each price. If the certificates for Shares to be withdrawn have been delivered or otherwise identified to the Depositary, then, before the release of such certificates, the tendering shareholder also must submit the serial numbers shown on those particular certificates for Shares to be withdrawn and, unless such shares have been tendered for the account of an Eligible Institution, the signatures(s) on the notice of withdrawal must be guaranteed by an Eligible Institution. If Shares have been tendered pursuant to the procedure for book-entry transfer described in Section 3, the notice of withdrawal also must specify the name and the number of the account at DTC to be credited with the withdrawn Shares and must otherwise comply with DTC’s procedures.
All questions as to the form and validity, including the time of receipt, of any notice of withdrawal will be determined by us, in our reasonable discretion, which determination will be final and binding on all persons participating in the Offer, subject to such Offer participants disputing such determination in a court of competent jurisdiction. We also reserve the absolute right to waive any defect or irregularity in the withdrawal of any particular Shares by any particular shareholder without waiving any similar defect or irregularity with respect to other Shares or other shareholders. None of the Company, the Dealer Manager, the Information Agent, the Depositary or any other person will be obligated to give notice of any defects or irregularities in any notice of withdrawal, nor will any such person incur liability for failure to give any notice.
Withdrawals may not be rescinded, and any Shares properly withdrawn will be deemed not properly tendered for purposes of the Offer. However, withdrawn Shares may be re-tendered before the Expiration Date by again following one of the procedures described in Section 3.

5.
Purchase of Shares and Payment of Purchase Price.

Upon the terms and subject to the conditions of the Offer, we will purchase Shares that are properly tendered at or below the Purchase Price and not properly withdrawn (in accordance with Section 4) on or before the Expiration Date with an aggregate purchase price of up to $45,000,000 (or such greater amount as we may elect to purchase, subject to applicable law). For purposes of the Offer, we will be deemed to have accepted for payment (and therefore purchased), subject to the “odd lot” priority, proration and conditional tender provisions of the Offer, Shares that are properly tendered at or below the Purchase Price and not properly withdrawn only when, as and if we give oral or written notice to the Depositary of our acceptance of the Shares for payment in the Offer. No Shares tendered above the Purchase Price will be purchased pursuant to the Offer.
Upon the terms and subject to the conditions of the Offer, we will accept for payment and pay the Purchase Price for all such Shares promptly after the Expiration Date. In all cases, payment for Shares tendered and accepted for payment in the Offer will be made promptly, subject to possible delay in the event of proration, but only after timely receipt by the Depositary of:
•
certificates for Shares or confirmation of book-entry transfer of Shares into the Depositary’s account at DTC;

•
a properly completed and duly executed Letter of Transmittal, or an Agent’s Message, in the case of a book-entry transfer; and

•
any other documents required by the Letter of Transmittal.

We will pay for Shares purchased in the Offer by depositing the aggregate Purchase Price for the Shares with the Depositary, which will act as agent for tendering shareholders for the purpose of receiving payment from us and transmitting payment to the tendering shareholders.
In the event of proration, we will determine the preliminary proration factor promptly after the Expiration Date. However, we do not expect to be able to announce the final results of any proration and commence payment for Shares purchased until approximately four business days after the Expiration Date. Unless a shareholder specified otherwise in the Letter of Transmittal, certificates for all Shares tendered and not purchased, including Shares not purchased due to proration or conditional tender, will be returned or, in the case of Shares tendered by book-entry transfer, will be credited to the account maintained with DTC by the participant who delivered the Shares, to the tendering shareholder at our expense promptly after the Expiration Date or termination of the Offer without expense to the tendering shareholders.
Under no circumstances will we pay interest on the Purchase Price for any reason, including but not limited to, by reason of any delay in making payment. In addition, if certain events occur, we may not be obligated to purchase Shares in the Offer. See Section 7.
We will pay all stock transfer taxes, if any, payable on the transfer to us of Shares purchased pursuant to the Offer. If, however, payment of the Purchase Price is to be made to, or (in the circumstances permitted by the Offer) unpurchased Shares are to be registered in the name of, any person other than the registered holder, or if tendered certificates are registered in the name of any person other than the person signing the Letter of Transmittal, the amount of all stock transfer taxes, if any (whether imposed on the registered holder or the other person), payable on account of the transfer to the person will the responsibility of the registered holder and satisfactory evidence of the payment of the stock transfer taxes, or exemption from payment of the stock transfer taxes, will need to be submitted.
Any tendering shareholder or other payee who fails to complete fully, sign and return to the Depositary or applicable withholding agent the IRS Form W-9 included with the Letter of Transmittal (or an applicable IRS Form W-8, or other acceptable certification, if the tendering shareholder or other payee is a Non-U.S. Holder), will, unless an exemption applies, be subject to United States federal income tax backup withholding of 24% of the gross proceeds paid to the shareholder or other payee pursuant to the Offer. See Section 3. Non-U.S. Holders should review Section 13 and consult their tax advisors regarding the application of United States federal income tax withholding, including eligibility for a withholding tax reduction or exemption, and the refund procedure.

6.
Conditional Tender of Shares.

Under certain circumstances described in Section 1, if the Offer is over-subscribed, Shares will be subject to proration (subject to the exception for Odd Lot Holders who tender all of their Shares). As discussed in Section 13, the number of Shares to be purchased from a particular shareholder may affect the tax treatment of the purchase to the shareholder and the shareholder’s decision whether to tender. Accordingly, a shareholder may tender Shares subject to the condition that a specified minimum number of the shareholder’s Shares tendered pursuant to a Letter of Transmittal or Notice of Guaranteed Delivery must be purchased if any of such shareholder’s Shares tendered are purchased. Any shareholder desiring to make a conditional tender must so indicate in the box captioned “Conditional Tender” in the Letter of Transmittal and, if applicable, the Notice of Guaranteed Delivery. Each shareholder is recommended to consult with his or her own financial or tax advisor with respect to the advisability of making a conditional offer.
Any tendering shareholder wishing to make a conditional tender must calculate and appropriately indicate the minimum number of Shares that must be purchased from that shareholder if any are to be purchased. After the Expiration Date, if Shares having an aggregate purchase price of more than $45,000,000 (or such greater amount as we may elect to purchase, subject to applicable law) are properly tendered at or below the Purchase Price and not properly withdrawn, so that we must prorate our acceptance of and payment for tendered Shares, we will calculate a preliminary proration percentage based upon all Shares properly tendered at or below the Purchase Price, conditionally or unconditionally, and not properly withdrawn (including Shares of Odd Lot Holders). If the effect of this preliminary proration would be to reduce the number of Shares to be purchased from any shareholder tendered pursuant to a Letter of Transmittal below the minimum number specified, the Shares conditionally tendered will automatically be regarded as withdrawn (except as provided in the next paragraph). All Shares tendered at or below the Purchase Price by a shareholder subject to a conditional tender and that are withdrawn as a result of proration will be returned at our expense to the tendering shareholder promptly after the Expiration Date.
After giving effect to these withdrawals, we will accept the remaining Shares properly tendered at or below the Purchase Price, conditionally or unconditionally, and not properly withdrawn, on a pro rata basis, if necessary. If conditional tenders that would otherwise be regarded as withdrawn would cause the resulting aggregate purchase price of the Shares to be purchased to fall below $45,000,000 (or such greater amount as we may elect to purchase, subject to applicable law) then, to the extent feasible, we will select enough of the Shares conditionally tendered at or below the Purchase Price that would otherwise have been withdrawn to permit us to purchase such aggregate purchase price of Shares. In selecting among the conditional tenders, we will select by random lot, treating all tenders by a particular taxpayer as a single lot, and will limit our purchase in each case to the designated minimum number of Shares to be purchased. To be eligible for purchase by random lot, shareholders whose Shares are conditionally tendered must have tendered all of their Shares at or below the Purchase Price, and so indicated by checking the appropriate box in the Letter of Transmittal.
7.
Conditions of the Offer.

Notwithstanding any other provision of the Offer, we will not be required to accept for payment, purchase or pay for any Shares tendered, and may terminate or amend the Offer and/or may postpone the acceptance for payment of, or the purchase of and the payment for Shares tendered, subject to Rule 13e-4(f) under the Exchange Act, if:
•
the Financing Condition is not satisfied, or

•
at any time on or after the commencement of the Offer and before or on the Expiration Date any of the following events occur (or shall have been reasonably determined by us to have occurred):

•
any legal action, judgment, decree, injunction or order (preliminary, permanent or otherwise) shall have been instituted, threatened in writing, pending or taken that challenges or affects the Offer or could reasonably be expected to materially and adversely affect our or our subsidiaries’ business, properties, assets, liabilities, capitalization, shareholders’ equity, condition (financial or otherwise), operations, results of operations or prospects or otherwise materially impair the contemplated future conduct of our or our subsidiaries’ business or our ability to purchase some or all of the Shares in the Offer;

•
any statute, rule or regulation shall have been adopted or promulgated (in preliminary or final form) or there is any formal or internal interpretation of any statute, rule or regulation that affects or could reasonably be expected to materially and adversely affect our or our subsidiaries’ business, properties, assets, liabilities, capitalization, shareholders’ equity, condition (financial or otherwise), operations, results of operations or prospects or otherwise materially impair the contemplated future conduct of our or our subsidiaries’ business or our ability to purchase some or all of the Shares in the Offer;

•
any general suspension of trading in, or general limitation on prices for, securities on any national securities exchange or in the over-the-counter markets in the United States or the declaration of a banking moratorium or any suspension or limitation of payment in respect of banks in the United States shall have occurred;

•
any changes in the general political, market, economic or financial conditions that could reasonably be expected to materially and adversely affect our or our subsidiaries’ business, properties, assets, liabilities, capitalization, shareholders’ equity, condition (financial or otherwise), operations, results of operations or prospects, or otherwise materially impair the contemplated future conduct of our or our subsidiaries’ business, shall have occurred;

•
any commencement of a war, armed hostilities or other national or international calamity, including, but not limited to, an act of terrorism, shall have occurred directly or indirectly involving the United States on or after November 16, 2020, or any material escalation, on or after November 16, 2020, of any war or armed hostilities that had commenced prior to November 16, 2020, shall have occurred;

•
in the case of any of the matters described in the preceding three bullets existing at the time of the announcement of the Offer, as applicable, any material acceleration or worsening thereof;

•
any decrease of more than 10% in the market price for the Shares on the Nasdaq or in the general level of market prices for equity securities in the Dow Jones Industrial Average, New York Stock Exchange Index, Nasdaq Composite Index or the Standard & Poor’s 500 Composite Index measured from the close of trading on November 16, 2020 shall have occurred;

•
any person shall have commenced, proposed, announced, made or have publicly disclosed a tender or exchange offer (other than the Offer), merger, acquisition, business combination or other similar transaction involving us or any of our subsidiaries or we shall have entered into a definitive agreement or an agreement in principle with any person with respect to a merger, acquisition, business combination or other similar transaction, other than in the ordinary course of business;

•
any person (including a group (as such term is used in Section 13(d)(3) of the Exchange Act)) shall have acquired or proposed to acquire beneficial ownership of more than 5% of our outstanding Shares (other than anyone who publicly disclosed such ownership in a filing with the SEC before November 16, 2020);

•
any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) that has made such a filing before November 16, 2020 shall have acquired or publicly announced its proposal to acquire additional Shares representing 2% or more of our Shares outstanding at the time of such acquisition or public announcement;

•
any new group (as such term is used in Section 13(d)(3) of the Exchange Act) shall have been formed, on or after November 16, 2020, that beneficially owns more than 5% of our outstanding Shares;

•
any person, entity or group shall have filed an Interagency Notice of Change in Control with the Board of Governors of the Federal Reserve System pursuant to the Change in Bank Control Act, as amended, reflecting an intent to acquire us or any Shares, or made a public announcement reflecting an intent to take any such action;

•
Standard & Poor’s or Kroll shall have downgraded or withdrawn the rating accorded to the Company; and/or

•
any material adverse change in our and our subsidiaries’ business, properties, assets, liabilities, capitalization, shareholders’ equity, condition (financial or otherwise), operations, results of operations or prospects, in our reasonable judgment, shall have occurred.

The foregoing addresses the only conditions under which we are not obligated to complete the Offer. The conditions referred to above are for our sole benefit and may be asserted by us regardless of the circumstances (other than any action or omission to act by us) giving rise to any condition, and may be waived by us, in whole or in part, at any time and from time to time in our reasonable discretion on or prior to the Expiration Date. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any right. Notwithstanding the foregoing, in the event that one or more of the events described above occurs, we will as promptly as practical notify shareholders of our determination as to whether to: (i) waive or modify the applicable condition(s) and continue the Offer; or (ii) terminate the Offer. In certain circumstances, if we waive or modify any of the conditions described above, we may be required to extend the Expiration Date. Any determination by us concerning the events described above will be final and binding on all persons participating in the Offer, subject to such Offer participants disputing such determination in a court of competent jurisdiction.
8.
Price Range of Shares; Dividends.

Our Shares are listed on the Nasdaq under the symbol “MVBF”.
The following table sets forth the high and low prices of the Shares as reported by the Nasdaq and dividends per Share for the relevant periods.
The following table sets forth the high and low prices of the Shares as reported by the Nasdaq and dividends per Share for the relevant periods.
	2020			2019			2018
	High	Low	Dividends	High	Low	Dividends	High	Low	Dividends
First quarter	$24.98	$8.22	$0.09	$18.37	$14.31	$0.035	$20.10	$16.93	$0.025
Second quarter	$16.23	$11.51	$0.09	$17.50	$14.83	$0.04	$19.79	$17.01	$0.025
Third quarter	$17.18	$12.20	$0.09	$21.00	$15.45	$0.05	$19.81	$15.36	$0.03
Fourth quarter (through November 16, 2020)	$20.39	$15.57	—	$27.00	$19.51	$0.07	$19.90	$14.65	$0.03
On November 16, 2020, the last full trading day before we commenced the Offer, the closing price of the Shares on the Nasdaq was $18.50 per Share, which is above the $18.00 per Share lower end of the price range for the Offer. We recommend that shareholders obtain a current market quotation for the Shares before deciding whether and at what price or prices to tender their Shares.
Any dividend payment must be approved by MVB’s Board of Directors. In determining whether to pay any dividend, our Board of Directors may consider MVB’s financial position, the performance of our businesses, our consolidated financial condition, results of operations, capital and liquidity positions and risk profile, our expectations for capital generation and utilization, the existence of investment opportunities, and other factors. As a financial holding company, we are subject to certain limitations on our activities, including the payment of dividends.
9.
Source and Amount of Funds.

Assuming the Offer is fully subscribed, we expect the aggregate purchase price for the Shares acquired pursuant to the Offer, together with all related fees and expenses, to be approximately $46.12 million. We expect to use the net proceeds from the Notes Offering and cash and cash equivalents to fund the Share purchases in the Offer, and to pay related fees and expenses. There can be no assurance that the Notes Offering will be completed. Subject to Rule 14e-1(c) under the Exchange Act, if the Notes Offering is not completed, we will not be required to accept for purchase, or to pay for, any Shares.
The Offer is conditioned upon certain conditions, including the closing of the Notes Offering, which we refer to as the “Financing Condition.”

The Offer to Purchase and the accompanying Letter of Transmittal are not an offer to sell or a solicitation of an offer to buy the Notes in the Notes Offering.
10.
Certain Information Concerning the Company.

General.   MVB Financial Corp. is a financial holding company and was organized in 2003. MVB operates principally through its wholly-owned subsidiary, MVB Bank, Inc. (“MVB Bank” or the “Bank”), which was chartered in 1997 and commenced operations in 1999. MVB’s primary business activities, through its subsidiaries, are primarily community banking and mortgage banking.
The Bank offers its customers a full range of products and services including: various demand deposit accounts, savings accounts, money market accounts, and certificates of deposit; commercial, consumer, and real estate mortgage loans and lines of credit; debit cards; cashier’s checks; safe deposit rental facilities; and non-deposit investment services. The Bank’s financial products and services are offered through its financial service locations and automated teller machines in West Virginia and Virginia, as well as telephone and internet-based banking through both personal computers and mobile devices. Non-deposit investment services are offered through an association with a broker-dealer. The Bank has deployed Automated Interactive Teller machines (“AITs”) in several branch locations. AITs provide services by featuring video interaction with a bank employee upon request. A customer can deposit cash and checks and withdraw cash, as well as a variety of other services typically occurring in a traditional branch location.
We are also involved in new innovative strategies to provide independent banking to corporate clients throughout the United States by leveraging recent investments in Fintech. The dedicated Fintech sales team is based in Salt Lake City, UT and specializes in providing banking services to corporate Fintech clients, with an overarching focus on operational risk and compliance. This business line has the potential for fee income revenue as relationships grow. We had approximately $2.2 billion in assets as of September 30, 2020.
Our principal office is located at 301 Virginia Avenue, Fairmont, West Virginia 26554, and our telephone number is (304) 363-4800. Our Internet web site is www.mvbbanking.com. Unless expressly stated otherwise, the information contained on our website or connected to our website is not incorporated by reference into this Offer to Purchase and should not be considered part of this Offer to Purchase.
Certain Financial Information. We incorporate by reference the financial statements and notes thereto included in Part II, Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. In addition, we incorporate by reference the unaudited financial information included in Part I, Item 1 of our Quarterly Report filed on Form 10-Q for the period ended September 30, 2020. See below under “Incorporation by Reference” for instructions on how you can obtain copies of our SEC filings, including filings that contain our financial statements.
The following is a summary of our historical consolidated financial data for the years ended and on the dates indicated below. The historical consolidated financial data for the years ended December 31, 2019 and 2018 have been derived from our audited consolidated financial statements. The summary income statement information for the nine months ended September 30, 2020 and 2019 and the selected balance sheet data as of September 30, 2020 have been derived from our unaudited interim consolidated financial statements incorporated by reference herein. In the opinion of our management, all adjustments considered necessary for a fair presentation of the interim September 30, 2020 and 2019 financial information have been included. The information below is not necessarily indicative of results of future operations, and should be read in conjunction with our consolidated financial statements and related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our annual report, quarterly reports and other information we file with the SEC that is incorporated by reference herein to fully understand factors that may affect the comparability of the information presented below.

	Nine Months Ended September 30,		Years Ended December 31,
	2020	2019	2019	2018
	(In thousands, except per share data)
Consolidated Income Statement Data:
Net Interest Income	$50,639	$43,535	$59,400	$52,054
Noninterest Income	75,761	49,848	64,604	38,640
Noninterest Expense	76,254	62,218	87,201	72,878
Net Income	25,573	22,896	26,991	12,003
Net income available to common shareholders	$25,228	$22,532	$26,512	$11,514
Earnings per common share
Diluted	2.07	1.88	2.20	1.00
Basic	2.11	1.93	2.26	1.04
	September 30, 2020	December 31, 2019
	(In thousands)
Consolidated Balance Sheet Data:
Net Loans	$1,402,680	$1,362,776
Total Assets	2,214,459	1,944,114
Total Deposits	1,898,957	1,265,042
Total Liabilities	1,980,343	1,732,178
Total stockholders’ equity	$234,116	$211,936
The book value of the Company’s common shares as of September 30, 2020 was $19.07 per share.
The following table sets forth our consolidated cash and capitalization, as of September 30, 2020, and on an as-adjusted basis to give effect, as of such date, to (i) the issuance of $40 million Tier 2 qualifying subordinated debt, which is a condition of this Offer, and (ii) the purchase of 2,352,941 shares of our common stock for an aggregate purchase price of $45,000,000 pursuant to the Offer (which assumes that the Offer is fully subscribed and that the purchase price per share is determined to be $19.125 (the mid-point between the lowest and highest per-share purchase prices under the terms of the Offer)). The information presented in the table below, should be read in conjunction with the consolidated historical financial statements and notes thereto that are included in our Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, which are incorporated by reference into this Offer to Purchase.
	As of September 30, 2020
(Dollars in thousands)	Actual	Adjustments Relating to the Tier 2 Subordinated Debt to Be Issued	Adjustments Relating to the Offer	As Adjusted
Cash and cash equivalents	$295,823	$39,250	$(46,120)	$288,953
Repurchase agreements	10,045	—	—	10,045
FHLB and other borrowings	25,800	—	—	25,800
Subordinated debt	4,124	—	—	4,124
Subordinated debt to be issued concurrent with this Offer	—	39,250	—	39,250
Total Borrowings	39,969	39,250	—	79,219
Preferred stock	$7,334	$—	$—	$7,334
Total common stockholders’ equity	226,782	—	(46,120)	180,662
Total Stockholders’ Equity	$234,116	—	(46,120)	$187,996

Where You Can Find More Information.   We are subject to the informational filing requirements of the Exchange Act, and, accordingly, are obligated to file reports, statements and other information with the SEC relating to our business, financial condition and other matters. We also have filed a Tender Offer Statement on Schedule TO (the “Schedule TO”) with the SEC that includes additional information relating to the Offer. You may access and read our SEC filings, including the complete Schedule TO, all of the exhibits to it, and the documents incorporated therein by reference through the SEC’s website at www.sec.gov.
Incorporation by Reference.   The rules of the SEC allow us to “incorporate by reference” information into this document, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. We incorporate by reference into this Offer to Purchase the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this offer to purchase, until the termination of this Offer. Such future filings will automatically update and supersede the previously filed information. The following documents contain important information about us and we incorporate them by reference:
•
the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on March 13, 2020;

•
the Company’s Quarterly Reports on Form 10-K for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, filed on December 31, 2019, filed on April 28, 2020, August 6, 2020 and November 2, 2020, respectively;

•
the Company’s Current Reports on Form 8-K, filed on February 21, 2020, March 3, 2020, April 3, 2020, April 17, 2020, April 24, 2020, May 20, 2020 (Accession No. 0001277902-20-000080), July 7, 2020, August 19, 2020, September 16, 2020 and October 13, 2020; and

•
the Company’s Proxy Statement on Schedule 14A for the Company’s Annual Meeting of Shareholders to be held on May 19, 2020, filed on April 6, 2020.

You can obtain any of the documents incorporated by reference in this document from the SEC’s website at the address described above. You may also request a copy of these filings, at no cost, by writing or telephoning the Information Agent at its address and telephone number set forth below.
The Information Agent for the Offer is:
Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York New York 10104
Shareholders, Banks and Brokers may call toll free: (800) 733-6198
11.
Interests of Directors, Executive Officers and Affiliates; Recent Securities Transactions; Transactions and Arrangements Concerning the Shares.

As of November 5, 2020, we had 11,792,599 outstanding Shares (and 1,923,065 Shares reserved for issuance upon the vesting of RSUs and exercising of options). If the Offer is fully subscribed at a Purchase Price of $20.25, the maximum Purchase Price pursuant to the Offer, the completion of the Offer will result in the repurchase by MVB of 2,222,222 Shares, which would represent approximately 18.8% of our outstanding Shares, or 16.2% of our outstanding Shares on a fully diluted basis. If the Offer is fully subscribed at a Purchase Price of $18.00, the minimum Purchase Price pursuant to the Offer, the completion of the Offer will result in the repurchase by MVB of 2,500,000 Shares, which would represent approximately 21.2% of our outstanding Shares, or 18.2% of our outstanding Shares on a fully diluted basis.
As of November 5, 2020, our directors and executive officers as a group beneficially owned an aggregate of approximately 1,768,827 Shares, representing approximately 14.17% of the total number of outstanding Shares. Our directors and executive officers are not permitted to participate in the Offer. Accordingly, assuming we purchase 2,500,000 Shares in the Offer, the Offer will increase the proportional holdings of our directors and executive officers to approximately 17.72%. However, our directors and executive officers may, in compliance with stock ownership guidelines and internal compliance requirements, sell their shares in open market transactions after the Offer has terminated, at prices that may or may not be more favorable than the Purchase Price to be paid in the Offer.
The following table provides the beneficial ownership of our Shares by each of our directors and executive officers as of November 5, 2020, as well as the percentage of beneficial ownership of each director and executive officer. Except as otherwise set forth below, the address of each of the persons listed below is c/o MVB Financial Corp., 301 Virginia Avenue, Fairmont, West Virginia 26554.
Name of Beneficial Owner	Amount of Common Stock Beneficially Owned(1)(2)	Percent of Ownership(3)
David B. Alvarez(4)	308,514	2.62%
John W. Ebert	88,181	—
Daniel W. Holt	12,166	—
Gary A. LeDonne	52,330	—
Larry F. Mazza(5)	721,664	5.93%
Dr. Kelly R. Nelson	76,262	—
J. Christopher Pallotta	147,216	1.25%
Anna J. Sainsbury	—	—
Cheryl D. Spielman	10,513	—
C. Brad Greathouse	19,821	—
John C. Marion	—	—
Donald T. Robinson	208,767	1.74%
John T. Schirripa	123,393	1.04%
Directors and Executive Officers as a group	1,768,827	14.17%

(1)
Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, and includes shares held by adults and immediate family living in the same household and any related entity in which a 10% or greater ownership percentage is maintained.

(2)
Includes common shares outstanding and 2,000 stock option shares that became exercisable February 1, 2015; 1,000 stock option shares that became exercisable January 21, 2016; 800 stock option shares that became exercisable February 3, 2017 for all Directors, except for Holt, LeDonne, Mazza and Spielman; 600 stock option shares that became exercisable March 21, 2018 for all Directors, except for Holt, Mazza and Spielman and 400 stock option shares that became exercisable February 21, 2019 for all Directors, except for Mazza and Spielman. Also includes 13,492, 370,000, 192,002, and 93,000 shares which may be acquired by Greathouse, Mazza, Robinson, and Schirripa, respectively, within 60 days through the exercise of options. This total does not include options that have been granted but not exercisable within 60 days.

(3)
(—) Indicates percentage ownership < 1%.

(4)
Includes 187,833 common shares that were, as of November 5, 2020, pledged as security for a line of credit advanced by a third-party lender for Mr. Alvarez’s business.

(5)
Includes 157,482 common shares that were, as of November 5, 2020, pledged as security for loan proceeds advanced by a third-party lender to facilitate Mr. Mazza’s purchase of Company stock options.

Recent Securities Transactions.   Based on the Company’s records and information provided to the Company by its directors and executive officers and their associates and the Company’s subsidiaries, no transactions with respect to Shares have been effected during the 60 days prior to the date hereof by the Company or, to the Company’s knowledge after making reasonable inquiry, by any of its directors or executive officers or their affiliates or the Company’s subsidiaries.
Transactions and Arrangements Concerning the Shares.
MVB Financial Corp. 2013 Stock Incentive Plan (Amended).   Our Board of Directors initially adopted the 2013 MVB Financial Corp. Stock Incentive Plan in March 2013, which was subsequently approved by our shareholders and further amended in 2017 (as so amended, the “2013 Incentive Plan”). Eligibility for an annual equity award is based on the discretion of executive management and the Board of Directors based on individual performance and meeting corporate performance measures. Our Human Resources & Compensation Committee (the “Compensation Committee”), consisting of outside directors, administers the 2013 Incentive Plan. The Compensation Committee may delegate its authority to administer the 2013 Incentive Plan to an officer of MVB. The Compensation Committee may not delegate its authority with respect to individuals who are subject to Section 16 of the Securities Exchange Act of 1934. As used in this summary, the term “Administrator” means the Compensation Committee and any delegate, as appropriate.
Employees and directors of MVB and its affiliates are eligible to participate in the 2013 Incentive Plan. The Administrator may, from time to time, grant stock options to executive new hires, promotions, annual grants, and director grants to eligible participants. Equity grants of 2,000 shares or less must be reviewed and approved by the Chief Executive Officer. Equity grants of 2,001 to 9,999 shares must be reviewed and approved by both the Chief Executive Officer and the Administrator; participants receiving 10,000 shares or greater must have approval of the Board of Directors.
Options granted under the 2013 Incentive Plan may be incentive stock options or nonqualified stock options. A stock option entitles the participant to purchase shares of common stock from MVB at the option price. The option price will be fixed by the Administrator at the time the option is granted, but in the case of an incentive stock option, the price cannot be less than the shares’ fair market value on the date of grant. The option price may be paid in cash, or, with the Administrator’s consent, with shares of common stock or a combination of cash and common stock.
Participants may also be awarded shares of common stock pursuant to a stock award. The Administrator, in its discretion, may prescribe that a participant’s right in a stock award shall be nontransferable or forfeitable or both unless certain conditions are satisfied. These conditions may include, for example, a requirement that the participant continue employment with MVB for a specified period or that MVB or the participant achieves stated objectives. The 2013 Incentive Plan provides that outstanding options will become exercisable and outstanding stock awards will be vested upon a change in control.
All awards made under the 2013 Incentive Plan will be evidenced by written agreements between MVB and the participant. The Administrator will establish guidelines supplementing the provisions of the 2013 Incentive Plan to aid in the selection of participants and to determine the amounts, timing, and other terms of awards.
A maximum of 3,200,000 shares of our common stock, including shares subject to the equity awards issued under the 2003 Incentive Plan (as defined below), may be issued upon the exercise of options and stock awards. These limitations will be adjusted, as the Administrator determines is appropriate, in the event of a change in the number of outstanding shares of common stock by reason of a stock dividend, stock split, combination, reclassification, recapitalization or other similar events. The terms of outstanding awards also may be adjusted by the Administrator to reflect such changes.
No option or stock award may be granted under the 2013 Incentive Plan after May 20, 2023. The Board of Directors may, without further action by shareholders, terminate or suspend the 2013 Incentive Plan in whole or in part. The Board of Directors also may amend the 2013 Incentive Plan except that no amendment that increases the number of shares of common stock that may be issued under the 2013 Incentive

Plan or changes the class of individuals who may be selected to participate in the 2013 Incentive Plan will become effective until it is approved by shareholders.
MVB’s Compensation Committee believes that long-term incentive compensation is an important component of the compensation program because it has the effect of retaining and motivating executives, aligning executives’ financial interests with the interests of shareholders, and rewarding the achievement of MVB’s long-term strategic goals. The Company long-term incentive plan vehicles are time-based and performance-based RSU awards.
In consideration of market competitiveness and investor feedback, in 2018 our Compensation Committee determined the need to shift away from long-term incentives in the sole form of stock options and introduced both time-based and performance-based RSU awards to the executive’s equity vehicle mix. Since then, the Compensation Committee has shifted the mix further, with a greater emphasis on performance-based RSUs in each subsequent year. The evolution of the equity program is summarized below:
MVB Financial Corp. 2003 Stock Incentive Plan.   The Company maintains the MVB Financial Corp. 2003 Stock Incentive Plan (the “2003 Incentive Plan”), which covers Shares to be issued pursuant to outstanding equity awards granted under the 2003 Incentive Plan. No future awards will be made under the 2003 Incentive Plan, which was replaced with respect to new awards by the 2013 Incentive Plan.
2019 Stock Ownership Guidelines.   In May 2019, our Board of Directors approved new stock ownership guidelines for both our executive and outside directors to further align their interests with our shareholders. The President and Chief Executive Officer must own three times (3x) his annual base salary, designated executives must own one time (1x) their annual base salary, and Directors must own ten times (10x) their annual cash retainer. Executives have five years to meet the ownership requirements and directors have three years. Stock ownership will be reviewed by the Compensation Committee annually.
Recoupment (“Clawback”) Policy.   MVB has an incentive compensation recoupment (“clawback”) policy in place, which provides for the recoupment of certain compensation paid to executive officers of the Company under certain circumstances involving material financial restatements. MVB may recoup any cash and equity incentive compensation that is paid, awarded or vested based on the achievement of reported financial results that are subsequently restated or otherwise adjusted to levels which do not support the award or payment.
Non-Employee Directors.   Each of our non-employee directors annually receives a $75,000 RSU equity award with a one-year time vesting schedule.
General.
Except as described in, or incorporated by reference into, this Offer to Purchase or the Schedule TO, neither we nor, to the best of our knowledge, any of our affiliates, directors or executive officers, is a party to any agreement, arrangement, understanding or relationship, whether or not legally enforceable, with any other person, relating, directly or indirectly, to the Offer or with respect to any of our securities, including, but not limited to, any agreement, arrangement, understanding or relationship concerning the transfer or the voting of our securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations.
12.
Certain Legal Matters; Regulatory Approvals.

Except as described in this Offer to Purchase, we are not aware of any license or regulatory permit that appears material to our business that might be materially and adversely affected by our acquisition of Shares as contemplated by our Offer or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the acquisition or ownership of Shares by us as contemplated by our Offer. Should any approval or other action be required, we currently intend to seek that approval or other action. We cannot predict whether we will be required to delay the acceptance for payment of or payment for Shares tendered under our Offer until the outcome of that process, if necessary, is known. We cannot assure you that any approval or other action, if needed, could be obtained or would be obtained without substantial cost or conditions or that the failure to obtain the approval or other action might not result in adverse consequences to our business and financial condition.
Applicable laws place limitations on the ability of persons to invest in or acquire control of us without providing notice to or obtaining approval of our regulators. Under the Bank Holding Company Act of 1956, as applicable, certain shareholders may not directly or indirectly own or control more than 5% of our Shares without regulatory approval. Also, under the Change in Bank Control Act of 1978, as applicable, certain shareholders may not directly or indirectly, or through or in concert with one or more other persons, own, control or hold with power to vote 10% or more of our Shares without regulatory approval. If, as a result of the Offer, the ownership or other interest of a shareholder subject to one of the above provisions of law is increased over the applicable threshold, such shareholder may be required to reduce its interest. Each shareholder whose ownership or other interest may be so increased is recommended to consult the shareholder’s own legal counsel with respect to whether the above provisions of law are applicable to such shareholder, and with respect to the consequences to the shareholder of the Offer.
13.
Certain United States Federal Income Tax Consequences.

The following describes certain United States federal income tax consequences relevant to the Offer for U.S. Holders and Non-U.S. Holders (as defined below). This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed United States Treasury regulations, administrative pronouncements and judicial decisions, all as in effect on the date hereof and changes to any of which could materially affect the tax consequences described herein and could be made on a retroactive basis.
This discussion deals only with Shares held as capital assets and does not deal with all tax consequences that may be relevant to holders in light of their particular circumstances or to holders subject to special tax rules (including, without limitation, dealers in securities or commodities, traders in securities that elect to mark their holdings to market, financial institutions, regulated investment companies, real estate investment trusts, U.S. expatriates, U.S. Holders (as defined below) whose functional currency is not the United States dollar, U.S. Holders holding their Shares through non-U.S. brokers or other non-U.S. intermediaries, persons required to accelerate their reporting of income or gain because such income or gain is reported on an applicable financial statement, insurance companies, tax-exempt entities, partnerships or other pass through entities and investors therein or persons who hold Shares as part of a hedging, conversion or constructive sale transaction or as a position in a straddle). In particular, different rules may apply to Shares acquired as compensation (including Shares acquired upon the exercise of options or the vesting of RSUs or PSUs). This discussion does not address the consequences of the alternative minimum tax, Medicare contribution tax, or any state, local or foreign tax consequences of participating in the Offer, or any U.S. federal tax consequences other than income tax consequences. Holders of Shares should consult their tax advisors as to the particular consequences to them of participation in the Offer.
As used herein, a “U.S. Holder” means a beneficial owner of Shares that is for United States federal income tax purposes: (a) an individual who is a citizen or resident of the United States, (b) a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to United States federal income taxation regardless of its source, or (d) a trust if it (x) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (y) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.
As used herein, a “Non-U.S. Holder” means a beneficial owner of Shares that is not a U.S. Holder.

If a partnership holds Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Holders that are partners of a partnership holding Shares should consult their own tax advisors.
Non-Participation in the Offer.   Shareholders who do not participate in the Offer will generally not incur any tax liability as a result of the consummation of the Offer.
U.S. Holders.   An exchange of Shares for cash pursuant to the Offer will be a taxable transaction for United States federal income tax purposes. A U.S. Holder who participates in the Offer will be treated, depending on such U.S. Holder’s particular circumstances, either as recognizing gain or loss from the disposition of the Shares or as receiving a distribution from us.
Section 302 Tests.   Under Section 302 of the Code, a U.S. Holder that exchanges Shares for cash pursuant to the Offer will be treated as having sold the Shares for United States federal income tax purposes if the exchange (a) results in a “complete termination” of all of such U.S. Holder’s equity interest in us, (b) results in a “substantially disproportionate” redemption with respect to such U.S. Holder, or (c) is “not essentially equivalent to a dividend” with respect to the U.S. Holder (together, as described below, the “Section 302 Tests”). In applying the Section 302 Tests, a U.S. Holder must take account of stock that such U.S. Holder constructively owns under attribution rules set forth in Section 318 of the Code, pursuant to which the U.S. Holder will be treated as owning Shares owned by certain family members (except that in the case of a “complete termination” a U.S. Holder may waive, under certain circumstances, attribution from family members) and related entities and Shares that the U.S. Holder has the right to acquire by exercise of an option. An exchange of Shares for cash pursuant to the Offer will be a “complete termination” of a U.S. Holder’s equity interest in us if the U.S. Holder owns none of our Shares either actually or constructively (taking into account any effective waivers of attribution from family members) immediately after the exchange. An exchange of Shares for cash pursuant to the Offer generally will be a substantially disproportionate redemption with respect to a U.S. Holder if the percentage of the then outstanding Shares owned by such U.S. Holder in us immediately after the exchange is less than 80% of the percentage of the Shares owned by such U.S. Holder in us immediately before the exchange. If an exchange of Shares for cash pursuant to the Offer fails to satisfy either the “complete termination” or “substantially disproportionate” test, the U.S. Holder nonetheless may satisfy the “not essentially equivalent to a dividend” test. An exchange of Shares for cash will satisfy the “not essentially equivalent to a dividend” test if it results in a “meaningful reduction” of the U.S. Holder’s equity interest in us. An exchange of Shares for cash pursuant to the Offer that results in a reduction of the proportionate equity interest in us of a U.S. Holder whose relative equity interest in us is minimal and who does not exercise any control over or participate in the management of our corporate affairs should be treated as “not essentially equivalent to a dividend.” U.S. Holders should consult their tax advisors regarding the application of the rules of Section 302 in their particular circumstances.
Sale Treatment.   If a U.S. Holder that exchanges Shares for cash pursuant to the Offer is treated under the Section 302 Tests as having sold the Shares for United States federal income tax purposes, such U.S. Holder will recognize gain or loss equal to the difference between the amount of cash received and such U.S. Holder’s adjusted basis in the Shares so exchanged. Any such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the holding period of the Shares exceeds one year as of the date of the exchange. Long-term capital gain recognized by a non-corporate U.S. Holder generally will be subject to United States federal income tax at a reduced rate. The deductibility of capital loss is subject to limitations. A U.S. Holder must calculate gain or loss separately for each block of Shares (generally, Shares acquired at the same cost on the same date) that we purchase from the U.S. Holder pursuant to the Offer.
Distribution Treatment.   If a U.S. Holder is not treated under the Section 302 Tests as having sold its Shares for United States federal income tax purposes, the entire amount of cash received by such U.S. Holder pursuant to the exchange will be treated as a dividend that is includible in ordinary income to the extent of the portion of our current or accumulated earnings and profits that is allocable to such Shares. Provided certain holding period requirements are satisfied, any distribution treated as a dividend will generally constitute “qualified dividend income” and, as a result, non-corporate U.S. Holders generally will be subject to United States federal income tax at a reduced rate on the gross amount treated as dividends. To the extent that cash received in exchange for Shares is treated as a dividend to a corporate U.S. Holder, (a) it will be eligible for a dividends-received deduction (subject to applicable limitations) and (b) it may be subject to the “extraordinary dividend” provisions of the Code. U.S. Holders should consult their tax advisors concerning the rules discussed in this paragraph in light of their particular circumstances.
To the extent that amounts received pursuant to the Offer exceed a U.S. Holder’s allocable share of our current or accumulated earnings and profits, the distribution will first be treated as a non-taxable return of capital, causing a reduction in the adjusted basis of such U.S. Holder’s Shares, and any amounts in excess of the U.S. Holder’s adjusted basis (determined separately for each block of Shares) will constitute capital gain. Any adjusted basis in the Shares tendered will generally be transferred to any remaining Shares held by such U.S. Holder.
We cannot predict whether or the extent to which the Offer will be over-subscribed. If the Offer is over-subscribed, proration of tenders pursuant to the Offer will cause us to accept fewer Shares than are tendered. In addition, depending on the total number of Shares purchased pursuant to the Offer, it is possible that a tendering U.S. Holder’s percentage interest in us (including any interest attributable to Shares constructively owned by the U.S. Holder) could increase even though the total number of Shares held by such U.S. Holder decreases. Accordingly, a tendering U.S. Holder may choose to submit a conditional tender under the procedures described in Section 6, which allows the U.S. Holder to tender shares subject to the condition that a specified minimum number of the U.S. Holder’s shares must be purchased by the Company if any such shares so tendered are to be purchased. Shareholders should consult their investment and tax advisors with respect to the effect of proration of the Offer and the advisability of making a conditional tender. In any event, a U.S. Holder can be given no assurance that a sufficient number of such U.S. Holder’s Shares will be purchased pursuant to the Offer to ensure that such purchase will be treated as a sale or exchange, rather than as a distribution, for United States federal income tax purposes pursuant to the rules discussed above.
Tax Reporting.   It is possible that a U.S. Holder tendering Shares in this Offer in a manner that satisfies one of the Section 302 Tests may nevertheless receive an IRS Form 1099-DIV (which will also be filed with the IRS) that reports all of the cash that such U.S. Holder receives in the Offer as a dividend for United States federal income tax purposes. Such a U.S. Holder is not precluded, however, from taking the position that the amounts received pursuant to the Offer represent amounts received upon a sale or exchange of the Shares rather than as a dividend.
Non-U.S. Holders.   Because, as described above, an applicable withholding agent may not know whether a particular shareholder qualifies for sale or exchange treatment, the Depositary or other applicable withholding agent may treat the cash received by a Non-U.S. Holder participating in the Offer as a dividend distribution from us. In such case, the Depositary or other applicable withholding agent may withhold United States federal income taxes equal to 30% of the gross payments payable to a Non-U.S. Holder or his or her agent unless the Depositary or other applicable withholding agent determines that an exemption from, or reduced rate of, withholding is available.
Generally, to establish an applicable exemption from, or reduced rate of, United States federal withholding tax, a Non-U.S. Holder must deliver to the Depositary or other applicable withholding agent either (i) IRS Form W-8BEN or W-8BEN-E, as applicable (or other acceptable evidence under Treasury regulations) on which the holder certifies that it is eligible for a lower tax treaty rate with respect to dividends on the Shares or (ii) an IRS Form W-8ECI in which the holder certifies that amounts it receives pursuant to the Offer are effectively connected with the conduct of a trade or business within the United States (and, if required by a tax treaty, are attributable to a permanent establishment that it maintains within the United States). The Depositary or other applicable withholding agent may generally determine a holder’s status as a Non-U.S. Holder and eligibility for an exemption from, or reduced rate of, withholding by reference to any outstanding certificates or statements concerning eligibility for an exemption from, or reduced rate of, withholding (e.g., an applicable IRS Form W-8) unless facts and circumstances indicate that such reliance is not warranted. A Non-U.S. Holder may be eligible to obtain a refund of all or a portion of any tax withheld if such Non-U.S. Holder meets one of the Section 302 Tests described above or is otherwise able to establish that no tax or a reduced amount of tax is due. As discussed in Section 3, backup withholding generally will not apply to amounts paid to a Non-U.S. Holder that provides the Depositary or other applicable withholding agent with a completed and signed applicable IRS Form W-8 (or other acceptable certification).

Non-U.S. Holders are recommended to consult their tax advisors regarding the application of United States federal income tax withholding, including eligibility for a withholding tax reduction or exemption, and the refund procedure.
Gross proceeds paid to a Non-U.S. Holder that are effectively connected with the conduct of a trade or business within the United States (and, if required by a tax treaty, are attributable to a permanent establishment within the United States) will generally be subject to United States federal income tax in the same manner as if such Non-U.S. Holder were a U.S. Holder. A corporate Non-U.S. Holder may also, under certain circumstances, be subject to an additional “branch profits tax” on its effectively connected earnings and profits (subject to adjustments) at a 30% rate or at a lower rate if the Non-U.S. Holder is eligible for the benefits of a tax treaty that provides for a lower rate.
If an individual Non-U.S. Holder is treated as having sold the Shares, such individual Non-U.S. Holder may also be subject to United States federal income tax on any amount treated as gain from a sale of Shares if the individual Non-U.S. Holder is present in the United States for 183 or more days in the taxable year and certain other conditions exist.
Under Sections 1471 through 1474 of the Code, commonly referred to as “FATCA,” and administrative guidance, a United States federal withholding tax of 30% generally will be imposed on dividends that are paid to “foreign financial institutions” and “non-financial foreign entities” (as specifically defined under these rules), whether such institutions or entities hold Shares as beneficial owners or as intermediaries, unless specified requirements are met. Because, as discussed above, the Depositary or other applicable withholding agent may treat amounts paid to Non-U.S. Holders in the Offer as dividends for United States federal income tax purposes, such amounts may also be subject to withholding under FATCA if such requirements are not met. In such case, any withholding under FATCA may be credited against, and therefore reduce, any 30% withholding tax on dividend distributions as discussed above. Non-U.S. Holders should consult with their tax advisors regarding the possible implications of these rules on their disposition of Shares pursuant to the Offer.
United States Federal Income Tax Backup Withholding.   See Section 3 with respect to the application of United States federal income tax backup withholding to both U.S. and Non-U.S. Holders.
14.
Extension of the Offer; Termination; Amendment.

We expressly reserve the right, in our sole discretion, at any time and from time to time in compliance with Rule 14e-1(d), and regardless of whether or not any of the events set forth in Section 7 shall have occurred or shall be deemed by us to have occurred, to extend the period of time during which the Offer is open and thereby delay acceptance for payment of, and payment for, any Shares by giving oral or written notice of such extension to the Depositary and making a public announcement of such extension no later than 9:00 a.m., New York City time, on the next business day after the last previously scheduled or announced Expiration Date. During any such extension, all Shares previously tendered and not validly withdrawn will remain subject to the Offer and to the right of a tendering shareholder to withdraw such shareholder’s Shares.
We also expressly reserve the right, in our sole discretion, to terminate the Offer and reject for payment and not pay for any Shares not theretofore accepted for payment or paid for, or, subject to applicable law, to postpone payment for Shares, upon the occurrence of an event that results in any of the conditions specified in Section 7 being triggered by giving oral or written notice of the termination or postponement to the Depositary and making a public announcement of the termination or postponement. Our reservation of the right to delay payment for Shares which we have accepted for payment is limited by Rule 13e-4(f)(5) under the Exchange Act, which requires that we must pay the consideration offered or return the Shares tendered promptly after termination or withdrawal of an Offer. Subject to compliance with applicable law, we further reserve the right, in our sole discretion, and regardless of whether any of the events set forth in Section 7 have occurred or are deemed by us to have occurred, to amend the Offer in any respect (including, without limitation, by decreasing or increasing the per-Share consideration offered in the Offer to holders of Shares or by decreasing or increasing the aggregate purchase price of Shares being sought in the Offer). Amendments to the Offer may be made at any time and from time to time by public announcement of the amendment. In the case of an extension, the notice of the amendment must be issued no later than 9:00 a.m., New York City time, on the next business day after the last previously scheduled or announced Expiration

Date. Any public announcement made pursuant to the Offer will be disseminated promptly to shareholders in a manner reasonably designed to inform shareholders of the change. In addition, we would file such press release as an exhibit to the Schedule TO.
If we materially change the terms of the Offer or the information concerning the Offer, or if we waive a material condition of the Offer, we will extend the Offer and disclose the changes promptly to shareholders to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) promulgated under the Exchange Act. These rules provide that the minimum period during which an offer must remain open following material changes in the terms of the offer or information concerning the offer (other than a change in price or a change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of the terms or information. If:
(1)
we increase or decrease the range of prices offered to be paid for Shares, or increase or decrease the aggregate purchase price of Shares sought in the Offer and, in the event of an increase in the aggregate purchase price of Shares sought in the Offer, the increase exceeds the equivalent of 2% of the Shares outstanding; and

(2)
the Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that notice of an increase or decrease is first published, sent or given in the manner specified in this Section 14, then in each case the Offer will be extended until the expiration of the period of at least 10 business days. For purposes of the Offer, a “business day” means any day other than a Saturday, Sunday or Federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.
15.
Fees and Expenses; Dealer Manager; Information Agent; Depositary.

We have retained Raymond James & Associates, Inc. to act as Dealer Manager, and it will receive, for these services, a reasonable and customary fee. We also have agreed to reimburse the Dealer Manager for certain reasonable out-of-pocket expenses incurred in connection with the Offer, including fees and expenses of counsel, and to indemnify it against liabilities in connection with the Offer, including liabilities under the federal securities laws.
The Dealer Manager and its affiliates have provided, and may in the future provide, various commercial banking, investment banking and other services to us for which they have received, or we expect they will receive, customary compensation from us. The Dealer Manager is also acting as a placement agent in the Notes Offering, for which it will receive a customary fee.
The Dealer Manager and its affiliates in the ordinary course of their respective businesses may purchase and/or sell our securities, including the Shares, for their respective own accounts and for the accounts of their respective customers. As a result, the Dealer Manager and its affiliates at any time may own certain of our securities, including the Shares. In addition, the Dealer Manager and its affiliates may tender Shares into the Offer for their own account.
We have retained Georgeson LLC to act as Information Agent in connection with the Offer. As Information Agent, Georgeson LLC may contact holders of Shares by mail, telephone, facsimile and personal interviews and may request brokers, dealers, commercial banks, trust companies or other nominee shareholders to forward materials relating to the Offer to beneficial owners. Georgeson LLC, in its capacity as Information Agent, will receive reasonable and customary compensation for its services, will be reimbursed by us for reasonable out-of-pocket expenses and will be indemnified against certain liabilities in connection with the Offer, including liabilities under the federal securities laws.
We have retained Computershare Trust Company, N.A. to act as Depositary in connection with the Offer. Computershare Trust Company, N.A., in its capacity as Depositary, will receive reasonable and customary compensation for its services, will be reimbursed by us for reasonable expenses and will be indemnified against certain liabilities in connection with the Offer, including liabilities under the federal securities laws.
Certain officers and employees of the Company may render services in connection with the Offer but they will not receive any additional compensation for such services.

We will not pay any fees or commissions to brokers, dealers, commercial banks, trust companies or other nominees (other than fees to the Dealer Manager and the Information Agent) for soliciting tenders of Shares pursuant to the Offer. Shareholders holding Shares through brokers, dealers, commercial banks, trust companies or other nominee shareholders are recommended to consult the brokers, banks and other nominee shareholders to determine whether transaction costs may apply if shareholders tender Shares through the brokers, dealers, commercial banks, trust companies or other nominee shareholders and not directly to the Depositary. We will, however, upon request, reimburse brokers, dealers and commercial banks for customary mailing and handling expenses incurred by them in forwarding the Offer and related materials to the beneficial owners of Shares held by them as a nominee or in a fiduciary capacity. No broker, dealer, commercial bank, trust company or other nominee has been authorized to act as the agent of MVB, the Information Agent, the Dealer Manager or the Depositary for purposes of the Offer. We will pay or cause to be paid all stock transfer taxes, if any, on the purchase of Shares in the Offer, except as otherwise described in Section 5.
16.
Miscellaneous.

We are not aware of any U.S. State where the making of the Offer is not in compliance with applicable law. If we become aware of any U.S. State in which the making of the Offer is not in compliance with the applicable laws of such State, we will make a good faith effort to comply with such applicable law. If, after such good faith effort, we cannot comply with the applicable law of such State or States, we will not make the Offer to (nor will we accept tenders of Shares from or on behalf of) the shareholders residing in such U.S. State. In any U.S. State where the applicable securities, “blue sky” or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on our behalf by the Dealer Manager or by one or more registered brokers or dealers licensed under the laws of that jurisdiction.
Pursuant to Rule 13e-4 promulgated under the Exchange Act, we have filed with the SEC a Tender Offer Statement on Schedule TO, which contains additional information relating to the Offer. The Schedule TO, including the exhibits and any amendments thereto, may be examined, and copies may be obtained, at the same places and in the same manner set forth in Section 10 with respect to information concerning MVB.
We have not authorized any person to make any recommendation on our behalf as to whether you should tender or refrain from tendering your Shares. We are providing you only with information contained in this Offer to Purchase and the related Letter of Transmittal. We have not authorized anyone to make any recommendation or representation or give any other information to you. You must not rely upon such recommendation, information or representation as having been authorized by us, the Dealer Manager, the Information Agent or the Depositary.
MVB Financial Corp.
November 17, 2020

The Letter of Transmittal and any other required documents should be sent or delivered by each shareholder of MVB Financial Corp. or his/her broker, dealer, commercial bank, trust company or other nominee to the Depositary as follows:
The Depositary for the Offer is:
Computershare Trust Company, N.A.
By First-Class, Registered or Certified Mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Express Mail or Overnight Courier: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021
DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.
Questions or requests for assistance may be directed to the Information Agent or the Dealer Manager at their respective telephone numbers and addresses set forth below. Questions or requests for assistance or additional copies of the Offer to Purchase and the Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the Information Agent at its address and telephone numbers set forth below. Shareholders may also contact their broker, dealer, commercial bank or trust company for assistance concerning the Offer.
The Information Agent for the Offer is:
Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, New York 10104
Call Toll Free: (800) 733-6198
The Dealer Manager for the Offer is:
Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716
(312) 655-2964